As filed with the Securities and Exchange Commission on January 29, 2015

Registration No. 333-200619

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XFIT BRANDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	2032	47-1858485
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

18 Goodyear, Suite 125

Irvine, CA 92618

Tel: (949) 916-9680

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

David E. Vautrin

Chief Executive Officer

XFit Brands, Inc.

18 Goodyear, Suite 125

Irvine, CA 92618

Tel: (949) 916-9680

(Name, address, including zip code and telephone number, including area code of, agent for service)

vCorp Services, LLC

1645 Village Center Circle, Suite 170

Las Vegas, NV 89134

Tel: (888) 528-2677

Copies of communications to:

Marc A. Indeglia, Esq.

Gregory R. Carney, Esq.

Indeglia & Carney LLP

11900 Olympic Blvd., Suite 770

Los Angeles, CA 90064

Tel No.: (310) 982-2720

Fax No.: (310) 982-2719

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.0001 per share	4,000,000	$0.0001	(2)	$400	(3)	$1.00

(1)	These shares were issued to our parent corporation TD Legacy, LLC, which will distribute such shares to its members as soon as practicable following the date on which this registration statement is declared effective by the Securities and Exchange Commission. Members of TD Legacy, LLC will not be charged or assessed any amount in consideration for the registrant’s shares to be received in connection with the distribution. No consideration will be received by either us or TD Legacy, LLC.
(2)	Not included pursuant to Rule 457(o) under the Securities Act.
(3)	Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933. There currently exists no market for the Registrant’s common stock. Consistent with Rule 457(f)(2), since there is no market for shares being distributed and the Registrant has an accumulated capital deficit, the filing fee is based on one-third of the principal amount, par value, or stated value of the securities being registered. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED January 29, 2015

XFIT BRANDS, INC.

4,000,000 SHARES OF COMMON STOCK

This prospectus relates to the distribution (the “Distribution”) by our parent company, TD Legacy, LLC (“TD Legacy”) of 4,000,000 shares (the “XFIT Shares”) of our common stock to its members, as a liquidating distribution. Our board of directors has set the record date (the “Record Date”) as the first business day following the date that the Securities and Exchange Commission declares the registration statement, of which this prospectus is part, effective. As soon as practicable following the Record Date, our transfer agent shall effect the distribution of the XFIT Shares. In order to receive XFIT Shares in the Distribution, TD Legacy members must be members of TD Legacy on the Record Date. Please refer to “The Distribution” on page 38

The XFIT Shares represent one hundred percent (100%) of our issued and outstanding shares. Following the Distribution, TD Legacy will not own any shares of our common stock. We are not selling any shares of our common stock and will not receive any proceeds from the distribution of the registered shares by TD Legacy. We will pay all of the expenses incident to the registration of the shares.

No action will be required of you to receive the XFIT Shares, which means the following:

•	No vote of TD Legacy members is required in connection with this Distribution and we are not asking you for a proxy and you are requested not to send a proxy;
•	You will not be required to pay for the XFIT Shares you will receive in the Distribution; and
•	You do not need to surrender or exchange any of your limited liability company units in TD Legacy in order to receive any XFIT Shares or take any other action in connection with the Distribution.

Our common stock is presently not traded or quoted for trading on any market or securities exchange and we have not applied for listing or quotation on any securities exchange or the Over-the-Counter Bulletin Board (“OTCBB”) or the OTC Markets. In connection with this offering, we will attempt to have our common stock quoted on either the OTCBB or the OTC Markets (QB Marketplace Tier). However, there can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), nor can there be any assurance that such an application for quotation will be approved.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

There are numerous risks associated with our business and ownership of our common stock. Please refer to “Risk Factors” beginning on page 11. It is possible that you may be required to pay income tax on all or a portion of the value of the XFIT Shares received by you in connection with the Distribution. We are an “emerging growth company” under the applicable Securities and Exchange Commission rules and we will be subject to reduced public reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 11 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is  _____________, 2015

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Please read this prospectus carefully. It describes our business, our financial condition, and our results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and may not include all information that is important to you. To understand fully and for a more complete description of the of terms and conditions of the spin-off and distribution, you should carefully read the entire prospectus, including “Risk Factors” beginning on page 11, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

General

XFit Brands, Inc. was incorporated in September 2014 under the laws of the State of Nevada. As used herein, the terms “we,” “us,” “XFIT,” and the “Company” refer to XFit Brands, Inc. and its predecessors, subsidiaries, and affiliates, collectively, unless the context indicates otherwise. Our fiscal year end is June 30. Our principal office address is 18 Goodyear, Suite 125, Irvine, CA 92618 and our telephone number is (949) 916-9680. As of November 1, 2014, we had 8 employees.

Our principal business activity is the design, development, and worldwide marketing and selling of functional equipment, training gear, apparel, and accessories for the impact sports market and fitness industry. Our products are marketed and sold under our “Throwdown®” brand name to gyms, fitness facilities, and directly to consumers via our internet website and through third party catalogues (which we refer to as our “Direct to Consumer” or “DTC” operations) through a mix of independent distributors and licensees throughout the world. All of our products are manufactured by independent contractors. Our equipment and apparel products are produced both in the United States and abroad.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

Following this offering, we will continue to be an emerging growth company until the earliest to occur of (1) the last day of the fiscal year during which we had total annual gross revenues of at least $1 billion (as indexed for inflation), (2) the last day of the fiscal year following the fifth anniversary of the date of our initial public offering under this prospectus, (3) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt and (4) the date on which we are deemed to be a “large accelerated filer,” as defined under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”).

We also qualify as a “smaller reporting company” under Rule 12b-2 of the Securities Exchange Act of 1934, as amended, which is defined as a company with a public equity float of less than $75 million. To the extent that we remain a smaller reporting company at such time as we are no longer an emerging growth company, we will still have reduced disclosure requirements for our public filings, some of which are similar to those of an emerging growth company, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

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Under U.S. federal securities legislation, our common stock could be “penny stock.” Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, before any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Background

Our business was founded in 2003 under the Throwdown name, and we originally incorporated our business in California in 2007. Our initial focus was for development and sale of training and competition cages for the Mixed Martial Arts (“MMA”) industry and thereafter expanded into development and sales of training and protective gear for the MMA industry. Recently, we have begun developing products targeting the fitness, training, and exercise industry. We reorganized as a Nevada corporation under the name “XFit Brands, Inc.” in September 2014.

Growth Strategy

Our growth strategy includes the following:

•	Expand our presence in the fitness, training, and exercise community;

•	Leverage our MMA core credibility and heritage;

•	Develop strategic alliances; and

•	Acquiring other companies in the fitness, training, and exercise industry to leverage our asset base, manufacturing infrastructure, market presence, and experienced personnel.

The Distribution

On November 21, 2014, the Board of Directors of TD Legacy, LLC (“TD Legacy”) determined that it is in the best interests of TD Legacy to spin off and distribute shares of its wholly owned subsidiary, XFIT, in the form of a liquidating distribution to its members.

In determining the terms of the Distribution, the Board of Directors of TD Legacy considered the ability of XFIT to access capital markets directly as a “stand alone” company, to provide a simplified capital structure for the investment community, and to design equity-based compensation programs. The TD Legacy Board of Directors believes that, as a result of its business plan, the XFIT business as a public company would more easily be able to obtain financing from third parties than TD Legacy would as a private company.

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TD Legacy’s capital consists of limited liability company units and its operating agreement contains restrictions on to whom units can be transferred. Further, in certain instances TD Legacy’s operating agreement requires consent of TD Legacy’s board prior to transfer and TD Legacy members are prohibited from withdrawing prior to dissolution. In addition, TD Legacy’s operating agreement also contains “tag along” rights requiring a selling member to allow other members to participate in any proposed sale by a selling member. XFIT’s capital structure, on the other hand consists of common stock which is the standard equity traded in the capital markets. In addition, other than restrictions under federal and state securities law, there are no restrictions on transfer. These factors contribute the management’s belief that XFIT’s capital structure is more attractive to the investment community.

However, upon consummation of the Distribution, TD Legacy will be considered to have been terminated for tax purposes since it will no longer be engaged in a trade or business or hold assets. As such, it is anticipated that TD Legacy would file for dissolution promptly following completion of the Distribution. Please refer to “The Distribution” on page 38.

The XFIT Shares represent all of our issued and outstanding common stock.

TD Legacy, our sole shareholder, intends to distribute the XFIT Shares to its members. The members of TD Legacy will receive their pro rata portion of the XFIT Shares which, based on 138,068 TD Legacy units outstanding on December 31, 2014, approximates 28.97123 shares of our common stock for each one (1) limited liability company unit of TD Legacy that such member owns as of the Record Date, which will be the first business day following effectiveness of the registration statement of which this prospectus forms a part. Any fractional shares will be rounded to the nearest whole share. The distribution of the XFIT Shares will occur as soon as practicable following the date on which the Securities and Exchange Commission declares the registration statement, of which this prospectus is part, effective.  As soon as practicable following the Record Date, our transfer agent shall effect the distribution of the XFIT Shares. TD Legacy members are not entitled to appraisal rights in connection with the Distribution. All members of TD Legacy on the record date will participate in the Distribution.

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Attached below is an organizational chart showing our capital structure, including all operating subsidiaries of TD Legacy and XFIT before and after the Distribution:

Although we will pay all of the expenses incident to the registration of the XFIT Shares, we will not receive any proceeds from the distribution of the XFIT Shares by TD Legacy to its members.

We may incur significant costs associated with our public company reporting requirements, costs associated with applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect these costs to approximate at least $100,000 per year, consisting of at least $55,000 in legal, $40,000 in audit, and $5,000 for financial printing and transfer agent fees. At September 30, 2014, our cash balance was $213,999 and we had a working capital deficit of $48,129.

All of the shares owned by TD Legacy will be registered by the registration statement of which this prospectus is a part.  Following the distribution, TD Legacy will not own any shares of our common stock.  Please refer to “The Distribution” on page 38.

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Why You Received This Prospectus

You are receiving this prospectus because you are an owner of TD Legacy limited liability company units on the Record Date. This entitles you to receive a distribution of your pro rata portion of the XFIT Shares which based on 138,068 TD Legacy units outstanding on December 31, 2014, approximates 28.97123 XFIT Shares for each TD Legacy unit owned by you on the Record Date. Any fractional shares will be rounded to the nearest whole share. No action is required on your part to participate in the Distribution and you do not have to pay cash or other consideration to receive your XFIT shares.

This prospectus describes XFIT’s business, the relationship between TD Legacy and XFIT, and provides other information to assist you in evaluating the benefits and risks of holding or disposing of the XFIT Shares that you will receive in the Distribution. You should be aware of certain risks relating to the Distribution and XFIT’s businesses, which are described in this document beginning on page 38. In addition, there are different tax consequences of holding membership interests in TD Legacy (which is taxed as a partnership) versus holding the XFIT Shares (where XFIT is taxed as a corporation. A limited liability company taxable as a partnership, such as TD Legacy. is not a taxable entity and incurs no U.S. federal income tax liability. Instead, each member of the company is required to take into account his share of items of income, gain, loss and deduction of the company in computing his U.S. federal income tax liability, regardless of whether cash distributions are made to him by the company. Distributions by a company to a member are generally not taxable to the member unless the amount of cash distributed to him is in excess of the member’s adjusted basis in his membership interest. Whereas, XFIT is a corporation and will not elect Subchapter S status. Accordingly, its income and loss will be taxable at the corporate level and will not flow through to its shareholders. As a shareholder of XFIT following the Distribution, each Member of TD Legacy will be required to include in his gross income for federal income tax purposes (1) amounts equal to any dividends paid by XFIT to the Members and (2) any gains realized from the sale of XFIT Shares. For a further discussion of the potential tax consequences of holding membership interests in TD Legacy as opposed to holding the XFIT Shares, see “Material Tax Consequences” beginning on page 40.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from which is contained in this prospectus. The information contained herein is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

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Summary of Financial Information

The following summary of financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management’s Discussion and Analysis and Results of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus. The financial results for the periods ended June 30, 2014 and 2013 and September 30, 2013 are the consolidated financial statements of our predecessor company and wholly-owned subsidiary Throwdown Industries Holdings, LLC.

	September 30, 2014	September 30, 2013	June 30, 2014	June 30, 2013
Cash	$213,999	$24,268	$360,323	$41,736
Total current assets	$700,763	$205,248	$737,327	$167,013
Total assets	$849,684	$215,705	$865,757	$177,550
Total current liabilities	$748,892	$737,261	$339,480	$1,125,335
Total liabilities	$1,896,597	$1,237,261	$1,462,786	$1,261,267
Stockholders’ Deficit	$(1,046,913)	$(1,021,556)	$(597,029)	$(1,083,717)
Total liabilities and stockholders’ deficit	$849,684	$215,705	$865,757	$177,550

Revenues	$294,151	$407,009	$1,538,539	$1,040,539
Cost of revenues	$208,051	$212,941	$804,940	$564,695
Operating expenses	$360,376	$125,294	$678,837	$797,831
Other income (expense)	$(75,608)	$(6,612)	$54,446	$(229,848)

Net income (loss)	$(349,884)	$62,162	$109,208	$(551,835)

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risks described below and the other information in this prospectus in evaluating us and our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our”, “us”, “XFIT,” or “XFit Brands, Inc.” refer to the Company, its predecessors, and subsidiaries.

Risks Related to Our Business

EXPANDING OUR BRAND INTO NEW CATEGORIES OR TERRITORIES MAY BE DIFFICULT AND EXPENSIVE, AND IF WE ARE UNABLE TO SUCCESSFULLY EXPAND INTO THESE CATEGORIES OR TERRITORIES AS EXPECTED, OUR BRAND MAY BE ADVERSELY AFFECTED, AND WE MAY NOT ACHIEVE OUR PLANNED SALES GROWTH.

Our growth strategy includes the expansion of our brand into new categories or territories, including the fitness, training, and exercise industry. Products that we or our licensees introduce in these new markets may not be successful with the consumers we target. Our brand may also fall out of favor with our current customer base as we expand our products into new markets. In addition, if we, or our licensees, are unable to anticipate, identify or react appropriately to evolving consumer preferences, our sporting goods equipment sales and license revenues may not grow as fast as we plan or may decline and our brand image may suffer.

Achieving market acceptance for new products will likely require us to exert substantial product development and marketing efforts, which could result in a material increase in selling, general and administrative expenses, both in absolute dollars and as a percentage of revenue. There can be no assurance that we will have the resources necessary to undertake these efforts or that these efforts will sufficiently increase our sporting goods equipment sales and license revenues. Material increases in our selling, general and administrative expenses could adversely impact our results of operations.

OUR PRODUCTS FACE INTENSE COMPETITION.

XFIT is a fitness products company and the relative popularity of various sports and fitness activities and changing design trends affect the demand for our products. The fitness industry is highly competitive in the United States and on a worldwide basis. We compete with a significant number of other product, equipment, and apparel suppliers to the fitness industry, many of whom have:

•	significantly greater financial resources than we have;

•	more comprehensive product lines than we have;

•	longer-standing relationships with suppliers, manufacturers and retailers than we have;

•	greater distribution capabilities than we have; and

•	stronger brand recognition and loyalty than we have, and spend substantially more on product advertising and sales than we do.

Our competitors’ greater capabilities in these areas may enable them to better differentiate their products from ours, gain stronger brand loyalty than we can achieve, withstand periodic downturns in the apparel and fitness equipment and product industries, compete more effectively on the basis of price and production, and more quickly develop new products.

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FAILURE TO MAINTAIN OUR REPUTATION AND BRAND IMAGE COULD NEGATIVELY IMPACT OUR BUSINESS.

Our brand has international recognition, and our success depends on our ability to maintain and enhance our brand image and reputation. We could be adversely impacted if our brand is tarnished or receives negative publicity. In addition, adverse publicity about regulatory or legal action against us could damage our reputation and brand image, undermine consumer confidence in us, and reduce long-term demand for our products, even if the regulatory or legal action is unfounded or not material to our operations.

In addition, our success in maintaining, extending, and expanding our brand image depends on our ability to adapt to a rapidly changing media environment, including our increasing reliance on social media and online dissemination of advertising campaigns. Negative posts or comments about us on social networking websites could seriously damage our reputation and brand image. If we do not maintain, extend, and expand our brand image, then our product sales, financial condition, or results of operations could be materially and adversely affected.

FAILURE TO OBTAIN HIGH QUALITY ENDORSERS OF OUR PRODUCTS COULD HARM OUR BUSINESS.

We establish relationships with professional athletes and sports leagues and associations to develop, evaluate, and promote our products, as well as establish product authenticity with consumers. If certain endorsers were to stop using our products, our business could be adversely affected. In addition, actions taken by either the athletes or the sports leagues and associations associated with our products that harm the reputations of those athletes, could also seriously harm our brand image with consumers and, as a result, could have an adverse effect on our sales and financial condition. In addition, poor performance by our endorsers, a failure to continue to correctly identify promising athletes or sports leagues and associations to use and endorse our products, or a failure to enter into cost-effective endorsement arrangements with prominent athletes could adversely affect our brand, sales, and profitability.

FAILURE OF OUR LICENSING PARTNERS TO PRESERVE THE VALUE OF OUR LICENSES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

The risks associated with our own products also apply to our licensed products in addition to any number of possible risks specific to a licensing partner’s business, including, for example, risks associated with a particular licensing partner’s ability to do the following:

•	obtain capital;

•	manage its labor relations;

•	maintain relationships with its suppliers;

•	maintain the quality and marketability of products bearing our trademarks;

•	manage its credit risk effectively;

•	meet its financial obligations to us; and

•	maintain relationships with its customers.

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The failure of our licensing partners to successfully operate their businesses or to perform in a manner consistent with our desired business practices could result in a decrease in our revenues generated from sales of our licensed products and the loss of goodwill which could impact our financial results and cause a material adverse effect on our business.

THIRD PARTIES MAY CLAIM THAT WE ARE INFRINGING THEIR INTELLECTUAL PROPERTY RIGHTS, AND THESE CLAIMS MAY BE COSTLY TO DEFEND, MAY REQUIRE US TO PAY LICENSING FEES, DAMAGES, OR OTHER AMOUNTS, AND MAY PREVENT, OR OTHERWISE IMPOSE LIMITATIONS ON THE MANUFACTURE, DISTRIBUTION OR SALE OF OUR PRODUCTS.

From time to time, third parties may claim that we are infringing on their intellectual property rights, and we may be found to infringe those intellectual property rights. While we do not believe that any of our products infringe the valid intellectual property rights of third parties, we may be unaware of the intellectual property rights of others that may cover some of our current or planned new products. If we are forced to defend against third party claims, whether or not the claims are resolved in our favor, we could encounter expensive and time consuming litigation which could divert our management and key personnel from business operations. If we are found to be infringing on the intellectual property rights of others, we may be required to pay damages or ongoing royalty payments, or comply with other unfavorable terms. Additionally, if we are found to be infringing on the intellectual property rights of others, we may not be able to obtain license agreements on terms acceptable to us, and this may prevent us from manufacturing, marketing or selling our products. Thus, these third party claims may significantly reduce the sales of our products or increase our cost of goods sold. Any reductions in sales or cost increases could be significant, and could have a material and adverse effect on our business.

OUR BUSINESS IS AFFECTED BY SEASONALITY, WHICH COULD RESULT IN FLUCTUATIONS IN OUR OPERATING RESULTS.

We experience moderate fluctuations in aggregate sales volume during the year. Historically, revenues in the first and fourth calendar quarters have slightly exceeded those in the second and third calendar quarters. However, the mix of product sales may vary considerably from time to time as a result of changes in seasonal and geographic demand for particular types of apparel and equipment. In addition, our customers may cancel orders, change delivery schedules, or change the mix of products ordered with minimal notice. As a result, we may not be able to accurately predict our quarterly sales. Accordingly, our results of operations are likely to fluctuate significantly from period to period. This seasonality, along with other factors that are beyond our control, including general economic conditions, changes in consumer preferences, weather conditions, availability of import quotas, and currency exchange rate fluctuations, could adversely affect our business and cause our results of operations to fluctuate. Our operating margins are also sensitive to a number of additional factors that are beyond our control, including manufacturing and transportation costs, shifts in product sales mix, and geographic sales trends, all of which we expect to continue. Results of operations in any period should not be considered indicative of the results to be expected for any future period.

FAILURE TO ADEQUATELY PROTECT OR ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS COULD ADVERSELY AFFECT OUR BUSINESS.

We utilize trademarks on nearly all of our products and believe that having distinctive marks that are readily identifiable is an important factor in creating a market for our goods, in identifying us, and in distinguishing our goods from the goods of others. We consider our “Throwdown®” trademarks to be among our most valuable assets, and we have registered these trademarks in 39 countries.

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We believe that our trademarks, trade secrets, and other intellectual property rights are important to our brand, our success, and our competitive position. In the future, we may encounter counterfeit reproductions of our products or that otherwise infringe on our intellectual property rights. If we are unsuccessful in challenging a party’s products on the basis of trade secret misappropriation or trademark, or other intellectual property infringement, continued sales of these products could adversely affect our sales and our brand and result in the shift of consumer preference away from our products.

The actions we take to establish and protect trademarks, and other intellectual property rights may not be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as violations of proprietary rights.

We take various actions to prevent confidential information from unauthorized use and/or disclosure. Such actions include contractual measures such as entering into non-disclosure agreements. Our controls and efforts to prevent unauthorized use and/or disclosure of confidential information might not always be effective.

In addition, the laws of certain foreign countries may not protect or allow enforcement of intellectual property rights to the same extent as the laws of the United States. We may face significant expenses and liability in connection with the protection of our intellectual property rights outside the United States, and if we are unable to successfully protect our rights or resolve intellectual property conflicts with others, our business or financial condition may be adversely affected.

POTENTIAL LIABILITY EXPOSURE IN OUR EQUIPMENT BUSINESS MAY HAVE A MATERIAL ADVERSE EFFECT ON THE CONSUMER DEMAND FOR OUR PRODUCTS.

Our equipment is exposed to an inherent risk of potential product liability claims as MMA, boxing, and fitness training are high-risk activities that involves physical contact. A judgment against us due to an alleged failure or defects of our equipment could lead to substantial damage awards. We currently maintain product liability and excess liability umbrella insurance with maximum coverage of one million dollars ($1,000,000) and one million dollars ($1,000,000), respectively, for each occurrence. If a successful claim is brought against us in excess of, or outside of, our insurance coverage, it could have a material adverse effect on our business, results of operations, or financial condition. Although we invest resources in research and development and every attempt is made to ensure the safety of our products, claims against us may arise and, regardless of their merit or eventual outcome, these claims may have a material adverse effect on the consumer demand for our products.

WE ARE SUBJECT TO DATA SECURITY AND PRIVACY RISKS THAT COULD NEGATIVELY AFFECT OUR RESULTS, OPERATIONS OR REPUTATION.

Hackers and data thieves are increasingly sophisticated and operate large-scale and complex automated attacks. Any breach of our network may result in the loss of valuable business data, misappropriation of our consumers’ or employees’ personal information, or a disruption of our business, which could give rise to unwanted media attention, materially damage our customer relationships and reputation, and result in lost sales, fines, or lawsuits.

FAILURE OF OUR CONTRACTORS OR OUR LICENSEES’ CONTRACTORS TO COMPLY WITH LOCAL LAWS, AND OTHER STANDARDS COULD HARM OUR BUSINESS.

We work with third party contractors to manufacture our products, and we also have license agreements that permit unaffiliated parties to manufacture or contract for the manufacture of products using our intellectual property. From time to time, the contractors that manufacture our products and our licensees that make products using our intellectual property may not comply with applicable environmental, health, or safety standards for the benefit of workers, or other applicable local laws, or our licensees may fail to enforce such standards or applicable local law on their contractors. Significant or continuing noncompliance with such standards and laws by one or more contractors could harm our reputation or result in a product recall and, as a result, could have an adverse effect on our sales and financial condition.

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WE RELY ON THIRD PARTY CONTRACT MANUFACTURERS.

Our equipment and apparel are supplied by approximately six (6) factories located in four (4) countries. We do not own or operate any of our own manufacturing facilities and depend upon independent contract manufacturers to manufacture all of the products we sell. Our ability to meet our customers’ needs depends on our ability to maintain a steady supply of products from our independent contract manufacturers. If one or more of our suppliers were to close or sever their relationship with us or significantly alter the terms of our relationship, we may not be able to obtain replacement products in a timely manner, which could have a material adverse effect on our sales, financial condition, or results of operations. Additionally, if any of our contract manufacturers fail to make timely shipments, do not meet our quality standards, or otherwise fail to deliver us product in accordance with our plans, there could be a material adverse effect on our results of operations.

WE DEPEND ON KEY PERSONNEL, THE LOSS OF WHOM WOULD HARM OUR BUSINESS.

Our future success will depend in part on the continued service of key executive officers and personnel. We do not currently have employment agreements with any of our executive officers. The loss of the services of any key individual could harm our business. Our future success also depends on our ability to recruit, retain, and motivate our personnel sufficiently, both to maintain our current business and to execute our strategic initiatives. Competition for employees in our industry is intense and we may not be successful in attracting and retaining such personnel.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect these costs to approximate at least $100,000 per year, consisting of at least $55,000 in legal, $40,000 in audit, and $5,000 for financial printing and transfer agent fees. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.  We may not be able to cover these costs from our operations and may need to raise or borrow additional funds.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.  In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

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We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following June 30.

WE ARE AN “EMERGING GROWTH COMPANY” AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

WE EXPECT OUR QUARTERLY RESULTS TO FLUCTUATE WHICH MAY ADVERSELY AFFECT OUR STOCK PRICE.

We expect that our quarterly results will fluctuate significantly.  We believe that period-to-period comparisons of our operating results are not meaningful. Additionally, if our operating results in one or more quarters do not meet securities analysts’ or your expectations, the price of our common stock could decrease.

FAILURE TO RAISE ADDITIONAL CAPITAL TO FUND FUTURE OPERATIONS COULD HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

Our cash balance as of September 30, 2014 was approximately $213,999, and we had a working capital deficit of approximately $48,129. We also have the right, subject to certain terms and conditions, to increase the amount of our delayed draw note issued to a fund managed by Pacific Investment Management Company (the “PIMCO Fund”) by $1,000,000 to a total of $2,500,000. We believe that we are able to fund our immediate operations, working capital requirements, and debt service requirements with existing working capital, cash flows generated from operations, and additional borrowings under our delayed draw note. However, we will likely require additional financing in order to fully implement our business plans and strategy, including any product acquisition or expansion plans. In the event that our cash flows from operations are insufficient to fund our operations, working capital requirements, and debt service requirements, we would need to raise additional capital, either by borrowing more money, if possible, or by selling our securities or seeking out joint venture opportunities. Any additional borrowing or significant capital expenditures may require the written consent of the PIMCO Fund. We may not be successful in raising additional financing as and when we need it. If we are unable to obtain additional financing in sufficient amounts or on acceptable terms, our operating results and prospects could be adversely affected.

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IF OUR COSTS AND EXPENSES ARE GREATER THAN ANTICIPATED AND WE ARE UNABLE TO RAISE ADDITIONAL WORKING CAPITAL, WE MAY BE UNABLE TO FULLY FUND OUR OPERATIONS AND TO OTHERWISE EXECUTE OUR BUSINESS PLAN.

Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, the depletion of our working capital would be accelerated.  To the extent it becomes necessary for us to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing.  We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities.  Other than our delayed draw note with the PIMCO Fund, we currently do not have any binding commitments for, or readily available sources of, additional financing. We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations.

IF WE REQUIRE ADDITIONAL CAPITAL AND EVEN IF WE ARE ABLE TO RAISE ADDITIONAL FINANCING, WE MIGHT NOT BE ABLE TO OBTAIN IT ON TERMS THAT ARE NOT UNDULY EXPENSIVE OR BURDENSOME TO THE COMPANY OR DISADVANTAGEOUS TO OUR EXISTING SHAREHOLDERS.

If we require additional capital and even if we are able to raise additional cash or working capital through the public or private sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or short-term loans, or the satisfaction of indebtedness without any cash outlay through the private issuance of debt or equity securities, the terms of such transactions may be unduly expensive or burdensome to us or disadvantageous to our existing shareholders. For example, we may be forced to sell or issue our securities at significant discounts to market, or pursuant to onerous terms and conditions, including the issuance of preferred stock with disadvantageous dividend, voting or veto, board membership, conversion, redemption or liquidation provisions; the issuance of convertible debt with disadvantageous interest rates and conversion features; the issuance of warrants with cashless exercise features; the issuance of securities with anti-dilution provisions; and the grant of registration rights with significant penalties for the failure to quickly register. If we raise debt financing, we may be required to secure the financing with all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations.

WE MAY BE UNABLE TO ACHIEVE SOME OR ALL OF THE BENEFITS WE EXPECT TO ACHIEVE FROM OUR SEPARATION FROM TD LEGACY.

We may not be able to achieve the full strategic and financial benefits that we expect will result from our separation from TD Legacy or such benefits may be delayed or may not occur at all. For example, analysts and investors may not regard our corporate structure to be clearer and simpler than the current corporate structure or place a greater value on our company as a stand-alone company.

IF WE WERE UNABLE TO SATISFY OUR OBLIGATIONS UNDER OUR DELAYED DRAW NOTE, OUR BUSINESS WOULD BE ADVERSELY AFFECTED.

We have issued a senior secured promissory note in the amount of $1,500,000, which is secured by all of our assets and we have the right, subject to certain terms and conditions, to increase the amount by $1,000,000, to a total of $2,500,000. This promissory note is due on June 12, 2017. If we were unable to pay this debt at maturity or if we otherwise default on our obligations thereunder, the PIMCO Fund could exercise its rights and remedies under the promissory note and related note purchase agreement and security agreement, which could include foreclosing on all of our assets. Any such action would have a material adverse effect on our business and prospects.

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WE ARE OBLIGATED TO DEVELOP AND MAINTAIN PROPER AND EFFECTIVE INTERNAL CONTROL OVER FINANCIAL REPORTING. WE MAY NOT COMPLETE OUR ANALYSIS OF OUR INTERNAL CONTROL OVER FINANCIAL REPORTING IN A TIMELY MANNER, OR THESE INTERNAL CONTROLS MAY NOT BE DETERMINED TO BE EFFECTIVE, WHICH MAY ADVERSELY AFFECT INVESTOR CONFIDENCE IN OUR COMPANY AND, AS A RESULT, THE VALUE OF OUR COMMON STOCK.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our independent registered public accounting firm has issued an attestation report on the effectiveness of our internal control over financial reporting.

Complying with Section 404 requires a rigorous compliance program as well as adequate time and resources. As a result of developing, improving and expanding our core information technology systems as well as implementing new systems to support our sales, engineering, supply chain and manufacturing activities, all of which require significant management time and support, we may not be able to complete our internal control evaluation, testing and any required remediation in a timely fashion. Additionally, if we identify one or more material weaknesses in our internal control over financial reporting, we may be unable to assert that our internal controls are effective. If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal controls, we could lose investor confidence in the accuracy and completeness of our financial reports, which would have a material adverse effect on the price of our common stock.

Risks Related to Our Common Stock

YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT SINCE THERE IS NO ASSURANCE THAT A PUBLIC MARKET WILL DEVELOP FOR OUR COMMON STOCK OR THAT OUR COMMON STOCK WILL EVER BE APPROVED FOR TRADING ON A RECOGNIZED EXCHANGE.

There is no established public trading market for our securities.  Although we intend to be quoted on the OTCBB or the OTC Markets (QB Marketplace Tier) in the United States, our shares are not and have not been quoted on any exchange or quotation system. In order to do this, a registered broker/dealer must file a Form 15c-211 to allow the broker/dealer to make a market in our shares of common stock. At the date hereof, we have not discussed such a filing with any such broker/dealer and are not aware that any broker/dealer has any such intention. We cannot assure you that a market maker will agree to file the necessary documents with the FINRA, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

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KODIAK CAPITAL GROUP, LLC WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK UNDER OUR EQUITY PURCHASE AGREEMENT WITH THEM WHICH COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

Our common stock to be issued under the Kodiak Equity Purchase Agreement will be purchased at a twenty-five percent (25%) discount or 75% of the lowest closing bid price for our common stock during the five trading days immediately following our notice to Kodiak Capital Group, LLC of our election to exercise our "put" right. The Equity Purchase Agreement provides us with a financing whereby we can issue and sell to Kodiak, from time to time, shares of our common stock up to an aggregate purchase price of $5.0 million during the period beginning on the trading day immediately following the effectiveness of the registration statement under which the shares to be issued to Kodiak are registered and ending December 31, 2016.  We are required to register the shares to be issued to Kodiak before a put notice can be issued.

Kodiak Capital Group, LLC has a financial incentive to sell our shares immediately upon receiving the shares to realize the profit between the discounted price and the market price. If Kodiak Capital Group, LLC sells our shares, the price of our common stock may decrease. If our stock price decreases, Kodiak may have a further incentive to sell such shares. Accordingly, the discounted sales price in the Equity Purchase Agreements may cause the price of our common stock to decline.

EXISTING STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF OUR COMMON STOCK PURSUANT TO THE KODIAK CAPITAL EQUITY PURCHASE AGREEMENT.

The sale of our common stock to Kodiak Capital Group, LLC in accordance with the Equity Purchase Agreement may have a dilutive impact on our shareholders. As a result, our net income per share could decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put rights, the more shares of our common stock we will have to issue to Kodiak Capital Group, LLC in order to drawdown on the facility. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the Kodiak Equity Purchase Agreement.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

OUTSTANDING SHARES THAT ARE ELIGIBLE FOR FUTURE SALE COULD ADVERSELY IMPACT A PUBLIC TRADING MARKET FOR OUR COMMON STOCK, IF A PUBLIC MARKET DEVELOPS.

Approximately 44% of the shares of our common stock that will be distributed under this prospectus will be free-trading shares. Of the 4,000,000 shares of our common stock that will be distributed, 2,250,253 shares will be subject to Rule 144 as control securities. The amount of shares which are available for sale in the public market, should such a market be developed, could result in a depression of our stock price until such time, if ever, that an active and liquid market for our common stock is developed. However, dividend shares distributed to our management will not be part of the “public float” because our management must satisfy certain requirements of Rule 144 with respect to a limitation on the number of shares sold in a three month period, the filing of Form 144, and the manner in which the shares are sold. The amount of restricted shares which are available for sale in the public market, should such a market be developed, with or without the liquidation of those shares, could result in a depression of our stock price until such time, if ever, that an active and liquid market for our common stock is developed and the restricted shares are liquidated by their owners.

YOU MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF YOUR SHARES DUE TO STATE “BLUE SKY” LAWS.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

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SHOULD OUR STOCK BECOME QUOTED ON THE OTC BULLETIN BOARD OR THE OTC MARKETS, IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTCBB OR OTC MARKETS WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies quoted on the Over-The-Counter Bulletin Board (OTCBB) or the OTC Markets (QB Marketplace Tier), such as we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTCBB or the OTC.QB. If we fail to remain current on our reporting requirements, we could be removed from the OTCBB or the OTC.QB. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get re-quoted on the OTCBB/OTC.QB, which may have an adverse material effect on our Company.

ONCE PUBLICLY TRADING, THE APPLICATION OF THE “PENNY STOCK” RULES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON SHARES AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require the following:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must do the following:

•	obtain financial information and investment experience objectives of the person; and

•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our securities and cause a decline in the market value of our securities.

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Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE; ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition, and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our Board of Directors. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

OUR COMMON STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE, WHICH MAY SUBJECT US TO SECURITIES LITIGATION THEREBY DIVERTING OUR RESOURCES WHICH MAY AFFECT OUR PROFITABILITY AND RESULTS OF OPERATION.

The market price for our common stock is likely to be highly volatile as the stock market in general.  The following factors will add to our common stock price’s volatility:

•	actual or anticipated variations in our quarterly operating results;

•	announcements by us of acquisitions;

•	additions or departures of our key personnel; and.

•	sales of our common stock

Many of these factors are beyond our control. These factors may decrease the market price of our common stock, regardless of our operating performance.  In the past, plaintiffs have initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may in the future be the target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

FOLLOWING THE DISTRIBUTION, OUR OFFICERS AND DIRECTORS WILL COLLECTIVELY OWN A SUBSTANTIAL PORTION OF OUR OUTSTANDING COMMON STOCK, AND AS LONG AS THEY DO, THEY MAY BE ABLE TO CONTROL THE OUTCOME OF STOCKHOLDER VOTING.

Following the Distribution, our officers and directors will collectively be the beneficial owners of approximately 56% of the outstanding shares of our common stock as of the date of this prospectus. Accordingly, these stockholders, individually and as a group, may be able to control us and direct our affairs and business, including any determination with respect to a change in control, future issuances of common stock or other securities, declaration of dividends on the common stock and the election of directors.

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FOLLOWING THE DISTRIBUTION, OUR OFFICERS AND DIRECTORS WILL CONTROL A MAJORITY OF OUR OUTSTANDING STOCK WHICH COULD RESULT IN A CONFLICT OF INTEREST.

Following the Distribution, our officers and directors will collectively be the beneficial owners of approximately 56% of the outstanding shares of our common stock as of the date of this prospectus. Accordingly, these stockholders, individually and as a group, may be able to control us and direct our affairs and business, including any determination with respect to a change in control, future issuances of common stock or other securities, declaration of dividends on the common stock and the election of directors. This concentrated control could delay, defer, or prevent a change of control, merger, consolidation, or sale of all or substantially all of our assets that our other stockholders support, or conversely this concentrated control could result in the consummation of such a transaction that our other stockholders do not support. Our board members owe a fiduciary duty to our stockholders and must act in good faith in a manner they reasonably believe to be in the best interests of our stockholders. As stockholders, even controlling stockholders, our officers and directors are entitled to vote their shares, in their own interests, which may not always be in the interests of our stockholders generally which is therefore a potential conflict of interest.

WE HAVE THE ABILITY TO ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK AND SHARES OF PREFERRED STOCK WITHOUT ASKING FOR STOCKHOLDER APPROVAL, WHICH COULD CAUSE YOUR INVESTMENT TO BE DILUTED.

Our Articles of Incorporation authorizes the Board of Directors to issue up to 250,000,000 shares of common stock and up to 10,000,000 shares of preferred stock. The power of the Board of Directors to issue shares of common stock, preferred stock or warrants or options to purchase shares of common stock or preferred stock is generally not subject to stockholder approval. Accordingly, any additional issuance of our common stock, or preferred stock that may be convertible into common stock, may have the effect of diluting your investment.

BY ISSUING PREFERRED STOCK, WE MAY BE ABLE TO DELAY, DEFER, OR PREVENT A CHANGE OF CONTROL.

Our Articles of Incorporation permits us to issue, without approval from our stockholders, a total of 10,000,000 shares of preferred stock. Our Board of Directors can determine the rights, preferences, privileges and restrictions granted to, or imposed upon, the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series. It is possible that our Board of Directors, in determining the rights, preferences and privileges to be granted when the preferred stock is issued, may include provisions that have the effect of delaying, deferring or preventing a change in control, discouraging bids for our common stock at a premium over the market price, or that adversely affect the market price of and the voting and other rights of the holders of our common stock.

SECURITIES ANALYSTS MAY NOT COVER OUR COMMON STOCK AND THIS MAY HAVE A NEGATIVE IMPACT ON OUR COMMON STOCK’S MARKET PRICE.

The trading market for our common stock may depend on the research and reports that securities analysts publish about us or our business. We do not have any control over these analysts. There is no guarantee that securities analysts will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect our common stock’s market price, if any. If we are covered by securities analysts, and our stock is downgraded, our stock price would likely decline. If one or more of these analysts ceases to cover us or fails to publish regularly reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

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FORWARD-LOOKING STATEMENTS AND INFORMATION

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” beginning on page 11 that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

We will not receive any funds as a result of the Distribution of the XFIT Shares to be made by TD Legacy in accordance with this prospectus.

We will pay all costs related to the Distribution.

DETERMINATION OF OFFERING PRICE

No consideration will be paid for the XFIT Shares distributed in the Distribution.

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DESCRIPTION OF SECURITIES

Authorized Capital Stock

We are authorized to issue 250,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 per share.

Common Stock

As of the date hereof, 4,000,000 shares of common stock are issued and outstanding, all of which are held by TD Legacy.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws, and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Holders

Prior to the Distribution, we have one (1) shareholder, TD Legacy, holding 4,000,000 shares of our issued and outstanding common stock. Immediately following the Distribution, we will have 33 shareholders holding 4,000,000 shares of our issued and outstanding common stock.

Warrant

We have issued a warrant that allows the PIMCO Fund to purchase an amount of shares of our common stock equal to ten percent (10%) of all shares of common stock then outstanding, at an exercise price of $1,500,000 for the full 10% of our common stock ($150,000 for each one-percent of common stock purchased). The warrant may be exercised in whole or in part and expires on June 12, 2024.

We issued piggyback registration rights to the PIMCO Fund relating to the shares of capital stock issuable upon exercise of the warrant, subject to customary underwriter and other cut-backs and exclusions.

Delayed Draw Note

On November 26, 2014, XFit Brands, Inc., Throwdown Industries Holdings, LLC, Throwdown Industries, LLC and Throwdown Industries, Inc. issued a delayed draw note to the PIMCO Fund in the amount of $1,500,000, which is secured by all of our assets, and we have the right, subject to certain terms and conditions, to increase the amount by $1,000,000, to a total of $2,500,000. The note bears interest at 14% per annum and matures on June 12, 2017. This note replaced the delayed draw note originally issued on June 12, 2014 by Throwdown Industries Holdings, LLC, Throwdown Industries, LLC and Throwdown Industries, Inc.

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Dividend Policy

It is unlikely that we will declare or pay cash dividends in the foreseeable future. We intend to retain earnings, if any, to expand our operations. To date, we have paid no dividends on our shares of common stock and have no present intention of paying any dividends on our shares of common stock in the foreseeable future. The payment by us of dividends on the shares of common stock in the future, if any, rests solely within the discretion of our board of directors and will depend upon, among other things, our earnings, capital requirements and financial condition, as well as other factors deemed relevant by our Board of Directors.

Undesignated Preferred

We are also authorized to issue 10,000,000 shares of undesignated preferred stock. Pursuant to our Articles of Incorporation, our Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends, or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The Board of Directors effects a designation of each series of preferred stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each series. Documents so filed are matters of public record and may be examined according to procedures of the Nevada Secretary of State, or copies may be obtained from us. Our Board of Directors has not designated any series or issued any shares of preferred stock at this time.

The ability of directors, without security holder approval, to issue additional shares of preferred stock could be used as an anti-takeover measure. Anti-takeover measures may result in you receiving less compensation for your stock.

The issuance of preferred stock creates additional securities with dividend and liquidation preferences over common stock, and may have the effect of delaying or preventing a change in control without further security holder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

Equity Compensation Plan Information

On October 21, 2014, our Board of Directors and our sole stockholder adopted the 2014 Stock Incentive Plan. The purpose of our 2014 Stock Incentive Plan is to advance the best interests of the company by providing those persons who have a substantial responsibility for our management and growth with additional incentive and by increasing their proprietary interest in the success of the company, thereby encouraging them to maintain their relationships with us. Further, the availability and offering of stock options and common stock under the plan supports and increases our ability to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability which we depend. The total number of shares available for the grant of either stock options or compensation stock under the plan is 600,000 shares, subject to adjustment. Our Board of Directors administers our plan and has full power to grant stock options and common stock, construe and interpret the plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper. Any decision made, or action taken, by our Board of Directors arising out of or in connection with the interpretation and administration of the plan is final and conclusive. The Board of Directors, in its absolute discretion, may award common stock to employees of, consultants to, and directors of the company, and such other persons as the Board of Directors or compensation committee may select, and permit holders of common stock options to exercise such options prior to full vesting therein and hold the common stock issued upon exercise of the option as common stock. Stock options may also be granted by our Board of Directors or compensation committee to non-employee directors of the company or other persons who are performing or who have been engaged to perform services of special importance to the management, operation or development of the company. In the event that our outstanding common stock is changed into or exchanged for a different number or kind of shares or other securities of the company by reason of merger, consolidation, other reorganization, recapitalization, combination of shares, stock split-up or stock dividend, prompt, proportionate, equitable, lawful and adequate adjustment shall be made of the aggregate number and kind of shares subject to stock options which may be granted under the plan. Our Board of Directors may at any time, and from time to time, suspend or terminate the plan in whole or in part or amend it from time to time in such respects as our Board of Directors may deem appropriate and in our best interest. As of November 24, 2014, we have not issued any shares under the plan, and there are no options to purchase any shares under this plan.

Equity Purchase Agreement with Kodiak Capital LLC

On December 17, 2014, we entered into an Equity Purchase Agreement (“Equity Purchase Agreement”) with Kodiak Capital LLC.  The Equity Purchase Agreement provides us with a financing (the “Financing” ) whereby the registrant can issue and sell to Kodiak, from time to time, shares of our common stock (the  “Put Shares” ) up to an aggregate purchase price of $5.0 million (the “Maximum Commitment Amount”) during the Commitment Period (as defined below).  Under the terms of the Equity Purchase Agreement, we have the right to deliver from time to time a Put Notice to Kodiak stating the dollar amount of Put Shares (up to $500,000 under any individual Put Notice) that we intends to sell to Kodiak with the price per share based on the following formula: seventy-five percent (75%) of the lowest closing bid price of our common stock during the period beginning on the date of the Put Notice and ending five (5) days thereafter.  Under the Equity Purchase Agreement, we may not deliver the Put Notice until after the resale of the Put Shares has been registered pursuant to a registration statement filed with the Securities and Exchange Commission. Additionally, provided that the Equity Purchase Agreement does not terminate earlier, during the period beginning on the trading day immediately following the effectiveness of the registration statement and ending December 31, 2016, we may deliver the Put Notice or Notices (up to the Maximum Commitment Amount) to Kodiak (the  “Commitment Period” ).   In addition, in no event shall Kodiak be entitled to purchase that number of Put Shares which when added to the sum of the number of shares of common stock already beneficially owned by Kodiak would exceed 9.99% of the number of shares of common stock outstanding on the applicable closing date.

The Equity Purchase Agreement also provides that we are not be entitled to deliver a Put Notice and Kodiak shall not be obligated to purchase any Put Shares unless each of the following conditions are satisfied: (i) a registration statement has been declared effective and remains effective for the resale of the Put Shares until the closing with respect to the subject Put Notice; (ii) at all times during the period beginning on the date of the Put Notice and ending on the date of the related closing, our common stock has been listed on the Principal Market as defined in the Equity Purchase Agreement (which includes, among others, the Over-the-Counter Bulletin Board and the OTC Market Group’s OTC Link quotation system) and shall not have been suspended from trading thereon; (iii) we have complied with its obligations and is otherwise not in breach of or in default under the Equity Purchase Agreement, the Registration Rights Agreement or any other agreement executed in connection therewith; (iv) no injunction has been issued and remains in force, and no action has been commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Put Shares; and (v) the issuance of the Put Shares will not violate any shareholder approval requirements of the market or exchange on which our common stock are principally listed.

The Equity Purchase Agreement will terminate when any of the following events occur: (i) Kodiak has purchased an aggregate of $5.0 million of our common stock, (ii) on December 31, 2016 or (iii) upon written notice from us to Kodiak.

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Registration Rights

Kodiak Capital Equity Purchase Agreement

On December 17, 2014, we entered into a registration rights agreement with Kodiak Capital, LLC under which we are obligated to register the shares to be acquired by Kodiak pursuant to that certain Equity Purchase Agreement dated December 17, 2014 under which Kodiak agreed to purchase up to $5 million of our common stock, subject to certain conditions.

Anti-Takeover Provisions

Our Articles of Incorporation contain provisions that might have an anti-takeover effect. These provisions, which are summarized below, may have the effect of delaying, deterring or preventing a change in control of our company. They could also impede a transaction in which our stockholders might receive a premium over the then-current market price of our common stock and our stockholders’ ability to approve transactions that they consider to be in their best interests.

Our Articles of Incorporation permit our Board of Directors to issue preferred stock. We could authorize the issuance of a series of preferred stock which would grant to holders preferred rights to our assets upon liquidation, the right to receive dividend coupons before dividends would be declared to holders of shares of our existing preferred stock and our existing preferred stock and common stock. Our current stockholders have no redemption rights. In addition, as we have a large number of authorized but unissued shares, our board of directors could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

Transfer Agent

The transfer agent for our common stock is vStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, telephone: (212) 828-8436.

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DESCRIPTION OF BUSINESS

General

XFit Brands, Inc. was incorporated in September 2014 under the laws of the State of Nevada. As used herein, the terms “we,” “us,” “XFIT,” and the “Company” refer to XFit Brands, Inc. and its predecessors, subsidiaries, and affiliates, collectively, unless the context indicates otherwise. Our fiscal year end is June 30. Our principal office address is 18 Goodyear, Suite 125, Irvine, CA 92618 and our telephone number is (949) 916-9680. As of November 1, 2014, we had 8 employees.

Our principal business activity is the design, development, and worldwide marketing and selling of functional equipment, training gear, apparel, and accessories for the impact sports market and fitness industry. Our products are marketed and sold under our “Throwdown®” brand name to gyms, fitness facilities, and directly to consumers via our internet website and through third party catalogues (which we refer to as our “Direct to Consumer” or “DTC” through a mix of independent distributors and licensees throughout the world. All of our products are manufactured by independent contractors. Practically all apparel products are produced outside the United States, while equipment products are produced both in the United States and abroad.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

Following this offering, we will continue to be an emerging growth company until the earliest to occur of (1) the last day of the fiscal year during which we had total annual gross revenues of at least $1 billion (as indexed for inflation), (2) the last day of the fiscal year following the fifth anniversary of the date of our initial public offering under this prospectus, (3) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt and (4) the date on which we are deemed to be a “large accelerated filer,” as defined under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”).

We also qualify as a “smaller reporting company” under Rule 12b-2 of the Securities Exchange Act of 1934, as amended, which is defined as a company with a public equity float of less than $75 million. To the extent that we remain a smaller reporting company at such time as are no longer an emerging growth company, we will still have reduced disclosure requirements for our public filings some of which are similar to those of an emerging growth company including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

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Under U.S. federal securities legislation, our common stock will be “penny stock.” Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Background

Our company was founded in 2003 under the Throwdown name. Our initial focus was for development and sale of training and competition cages for the MMA industry, and thereafter we expanded into development and sales of training and protective gear for the MMA industry. Recently, we have begun developing products targeting the exercise-training segment of the fitness industry. In September 2014, we formed XFit Brands, Inc. as a wholly-owned subsidiary of TD Legacy, LLC to act as a holding company for our Throwdown operations.

Corporate History

The business was founded in 2003 under the Throwdown name, and was originally incorporated in 2007 as Throwdown Industries, Inc., a California corporation.

As part of a restructuring plan, Throwdown Industries, LLC, a Delaware limited liability company, was formed on January 11, 2012 and TD Legacy, LLC, a Florida limited liability company, was formed on January 26, 2012.

On January 26, 2012, all shareholders of Throwdown Industries, Inc. contributed their shares, totaling 136,013 of Throwdown Industries, Inc., to TD Legacy, LLC in exchange for a corresponding 136,013 units of membership interests in TD Legacy, LLC, making TD Legacy, LLC the sole shareholder of Throwdown Industries, Inc. Throwdown Industries, Inc. then redeemed 69,367 of its shares from TD Legacy, LLC. TD Legacy, LLC sold the remaining 66,646 shares of Throwdown Industries, Inc. to Throwdown Industries, LLC in exchange for 49% ownership of Throwdown Industries, LLC. Affliction Holdings, LLC, a California limited liability company, contributed know-how, marketing, distribution, and resources to Throwdown Industries, LLC as consideration for 51% ownership of Throwdown Industries, LLC.

On August 23, 2012, Windsor Court Holdings, LLC, a Delaware limited liability company, purchased all of Affliction Holdings, LLC’s ownership interest in Throwdown Industries, LLC. On September 13, 2012, Throwdown Industries Holdings, LLC, a Delaware limited liability company was formed. As part of a new restructuring plan, Windsor Court Holdings contributed all of its ownership of Throwdown Industries, LLC in exchange for 25% ownership interest in Throwdown Industries Holdings, LLC, and TD Legacy contributed all of its ownership of Throwdown Industries, LLC in exchange for 75% ownership interest in Throwdown Industries Holdings, LLC.

On April 24, 2014, Windsor Court Holdings, LLC transferred all of its ownership interest of Throwdown Industries Holdings, LLC to TD Legacy, LLC. TD Legacy is the sole owner of 100% of the ownership interests in Throwdown Industries Holdings, LLC.

On September 26, 2014, TD Legacy, LLC contributed 100% of the equity of Throwdown Industries Holdings, LLC to XFit Brands, Inc., a Nevada corporation, in exchange for 4,000,000 shares of XFit Brands, Inc. common stock.  TD Legacy, LLC owns 100% of XFit Brands, Inc., which in turn owns 100% of Throwdown Industries Holdings, LLC, which in turn owns 100% of Throwdown Industries, LLC, which in turn owns 100% of Throwdown Industries, Inc.

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Attached below is an organizational chart showing our capital structure, including all operating subsidiaries of TD Legacy and XFIT before and after the Distribution:

Industry Overview

According to the most recent information released by the International Health, Racquet and Sportsclub Association (“IHRSA”), total U.S. fitness club industry revenues increased $22.4 billion in 2013 from $21.8 billion in 2012. Total U.S. fitness club memberships increased to 54 million in 2013 from 50.2 million in 2012. According to the IHRSA, the fitness industry is witnessing a shift in the exercise and preference of health club members. The club landscape now extends beyond the traditional, full-service fitness centers as studio concepts including boxing, yoga, Pilates, group cycling, barre, boot camps, CrossFit, and personal training.

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According to the IHRSA, participation in health clubs has been growing with 62.1 million Americans utilizing a health club in 2013, as compared to 58.5 million Americans utilizing a health club in 2012.

According to the IHRSA, 2 significant developments are continuing to drive the growth experienced by the fitness industry: obesity continues in endemic proportions and the healthcare industry continues its trend towards prevention versus treatment. As the focus on exercise and overall healthy lifestyles continue to impact the health club industry, we believe that we can benefit from these dynamics in efforts to achieve our goal of becoming a leading provider of impact sports and fitness related equipment.

Products

We currently sell products in the following categories: (i) Functional Fitness Stations; (ii) Training and Protective Gear; (iii) Cages and Rings; (iv) Bag Rack Systems; and (v) Apparel. We are also developing a line of functional training equipment and accessories.

Functional Fitness Stations. We offer an extensive array of fitness training stations including our XTC (cross training center), CTC (combat training center) and UTC (ultimate training center) training equipment. Our fitness training stations have key features such as cantilever bag mounts, adjustable step-up platforms, dip bars, ladder system, adjustable Olympic bar rack, squat station, pull up rock station, medicine ball targets / storage, t-bar row, battle ropes, and weight horn. In addition, we recently started offering our mobile fitness training stations, which can be set up for mobile events such as mobile boot camps, community events, trade shows and outdoor competitions.

Training and Protective Gear. We offer a complete catalog of training and protective gear including MMA and boxing gloves, punching mitts, thai pads, body shields and heavy bags. We have designed and developed our products with input from athletes in the MMA industry. Further, our products have been approved for use by both MMA and boxing commissions.

Cages and Rings. Cages and Rings are our legacy product. We continue to offer an extensive portfolio of cages and rings in the MMA industry. We are a provider of the Octagon and other functional fitness equipment to all corporate Ultimate Fighting Championship (UFC) Gyms. All of our cages and rings encompass our proprietary design with the flex zone floor and framing system to protect against injuries. Our cages are designed with high safety standards and have been in use in the MMA industry for over ten years.

Bag Rack Systems. Our bag rack systems are engineered for commercial grade usage with powder coated 4” square tubing, and oversized stainless steel eyebolts, carabineers and swivels. They feature an industry first bucket system and other options including hydraulically bent rolling monkey bars and the retractable bag and curtain system.

Apparel. We have a library of over 2,500 lifestyle tee apparel designs. In addition, we are currently beta testing a new line of athletic performance apparel with innovative technology such as heat displacement, and antibacterial.

Functional Strength and Conditional Equipment (beta testing). We are currently beta testing a line of commercial grade products for dynamic movement and exercise, endurance and strength building including kettle bells, resistance bands, weight bars and dumbbell, jump ropes, slam balls and plyo boxes.

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Our Strengths

We believe the following competitive strengths will enable the implementation of our growth strategies:

Strong Brand Association: We have been providing cages, equipment and protective gear to the MMA community for the past 10 years and enjoy a brand associated with quality, durability, and innovation. We are a provider of equipment to all UFC GYM corporate locations and have sponsored events and athletes with our products internationally. We believe our strong brand recognition will enable us to establish a presence in sporting goods retail stores, to penetrate new markets, such as the cross-fit training market. In addition, our strong brand should enable us to attract and secure new licensing relationships for the Throwdown products.

Portfolio of Products. We have an extensive suite of products and apparel for the fitness, MMA and boxing industry. We believe this extensive line of products will enable us to establish a presence in sporting goods retail stores and fitness facilities.

Culture of performance based Innovation. We have provided significant innovation to products in the MMA and training products including improving safety of the MMA cages with our SlamTec flooring, to various use of unique surfaces like T-Flex. In addition, we have improved certain protective and training gear such as gloves, bags, and pads. Further, our two level fitness training stations are, to our knowledge, the first of its kind. Our innovation has further strengthened our brand, which we expect will enable us to establish a presence in sporting goods retail stores and our entry into new markets. We expect to continue developing new innovations to expand our line of products which we expect will also strengthen our brand. Where appropriate, we will pursue patent and other intellectual property protection for new innovations and products.

Key Relationships. We are currently a provider of equipment and cages for all UFC GYM corporate locations, and we have a significant direct supply relationship with Centauro a Brazilian sporting goods retailer although we do not have a formal agreement with Centauro. In addition, we continue to sponsor international athletes and events which enables us to maintain visibility and strengthens our reputation of providing reliable and durable products. In addition, we are looking to develop relationships with key retailers and in the health club industry. We believe our current relationships will enable us to secure new partnerships and will also serve to bolster our efforts to secure new licensing relationships.

Global Sourcing Network. We have established a global network of manufacturers both directly and through licensing relationships. We currently have relationships with two US manufacturers, and four manufacturers internationally in Pakistan, China, and Taiwan. In addition, we have a licensing arrangement with a Brazilian company which supports distribution of Throwdown products to Brazil. Our international direct ship program benefits our international distribution points on several levels including, but not limited to, reduction in lead time to meet demand as well as savings related to duties, taxes, and transportation.

Social Media Footprint. Throwdown has a strong digital footprint among Facebook, Twitter, Pinterest, Instagram, and YouTube which foster presences and engagement around key Campaigns like “That’s How I Throwdown.” Our strong social media footprint is instrumental in promoting the Throwdown brand, which we believe could be helpful in establishing a presence in sporting goods retail stores and further penetrating our presence in fitness facilities. We are establishing a social media presence for the newly formed “XFit Brands” corporation as well.

Intellectual Property. We have an extensive collection of registered global trademarks. In addition, we have a large collection of proprietary functional fitness designs, equipment, and systems for which we intend to file provisional patents. These intellectual assets and specifically the global trademarks, serve to both protect the brand and we believe may attract strategic licensees.

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Experienced Management Team. Our management team possesses substantial experience in the consumer goods and products industry. The strength and passion of our current dynamic and talented leaders coupled with the senior management expansion plans underway will enable both continued success and more rapid growth. Our senior management team has worked together for over five years and believe that the teams’ experience has enabled us to anticipate and respond effectively to industry trends and competitive dynamics, better understand our consumer base, and build strong customer relationships.

Our Growth Strategy

Key elements of our growth strategy include the following:

Expand our presence in the exercise and fitness training community. Our initial entry into the fitness products market with the introduction of our training stations (Cross Training Center (XTC), Ultimate Training Center (UTC) and Combat Training Centers (CTCC)) has been well received with minimal marketing efforts. We intend to further penetrate this market pursuant to a more coordinated marketing and promotional campaign. These campaigns will include having a presence at key industry trade shows as well as hiring a sales manager to handle and organize future campaigns. We intend to begin implementing these strategies in July 2015. We expect to invest approximately $40,000 for participation in key trade shows, which we expect to fund with cash from operations. We intend to use funds from operations to hire a sales manager whose compensation will be a combination of base salary an incentive compensation, which salary will be commensurate with industry standards for this position. In addition, we are developing a new line of products designed for the exercise and fitness training industry, including the following products which are either in development or being beta tested for a 2015 launch: jump ropes, medicine balls, resistance bands, ropes, kettle bells, agility ladders, push / pull sleds, dumbbells, rings, Olympic weights, and plyometric boxes. We will produce these new products with both existing and new manufacturing partners and we anticipate pre-selling and pre-booking shipments beginning in July 2015. We may require $50,000 to produce initial inventory, which we believe we can fund from operations or from an additional draw under our PIMCO facility if necessary. However, we believe that our stated approach of pre-selling such products will reduce the need for outside financing.

Leverage our MMA core credibility and heritage. Our products have been used in the MMA industry for over 10 years and we are a product supplier to the UFC GYMs. We intend to leverage our reputation of product quality and innovation in the MMA industry to establish a meaningful position within both domestic and international sporting goods retailers as well as increasing our presence in the training industry. We have an extensive retail ready portfolio of products and have recently started targeting national sporting goods retailers. We believe our reputation for quality and durable products will facilitate our ability to establish a position with sporting goods retail stores. We believe our new line of products for the exercise and training segment of the fitness industry will be attractive to both retail stores and fitness facilities. There are currently 10 major retail chains consisting of approximately 3,400 stores. Our goal for 2015 is 10% penetration, or 1 major retail chain/300 stores. Most retail stores pay on 90-day terms. As such, we estimate that we will require additional capital of approximately $300,000-$400,000 to finance receivables until receipt of payment from such retail stores. We can finance these receivables pursuant to a draw under our facility with PIMCO. In addition, we may be able to access funds under our December 2014 equity purchase agreement with Kodiak Capital Group, subject to meeting certain conditions including registration of our common stock.

Develop Strategic Alliances. We intend to cultivate and execute key licensing partnerships with highly qualified licensees to build brand awareness and increase brand value by extending the Throwdown Brand into complementary product categories and international markets. We will continue to seek qualified partners to license our current Throwdown products in locations where we do not have a geographic presence, similar to our license arrangement with a Brazilian company. In addition, we will also seek to license the Throwdown brand for market segments in which we do not have a presence or expertise, such as headwear, eyewear, footwear, or nutritional products. We intend to participate in a US Licensing Expo to locate additional licensees, which will cost less than $25,000 in 2015 (or any subsequent year we attend). We intend to fund these amounts from operations.

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Acquiring other fitness related products to leverage our asset base, manufacturing infrastructure, market presence and experienced personnel. We currently have a manufacturing and distribution infrastructure in place and a reputation for providing quality products for the MMA and fitness industries. We will look to acquire complementary fitness industry related products to take advantage of our current infrastructure and customer base. The cost of acquiring new fitness related products will range from $100,000 for small products to $600,000 for medium size products to in excess of $1 million for large size products. We expect to acquire at least 1 new product in 2015. We expect to fund the purchase of any product via a combination of cash, equity and earn-out consideration. We expect to be able to fund the cash portion of any acquisition from either a drawdown from our PIMCO facility, under our equity purchase agreement with Kodiak Capital, issuance of debt/equity securities or a combination of the foregoing.

Sales

We currently sell our products through a number of channels, including business to business, through distributors and licensees, and direct to consumer via the internet and third party catalogues. We are a supplier of MMA related products to all corporate UFC GYMs, and we are continuing to seek penetration of the fitness facility market with the development and launch of our fitness products targeting the exercise and training segment of the fitness industry. We actively ship to over 20 countries through relationships with international distributors. In addition, we have a licensing agreement with a Brazilian company which allows them to produce our products and gives them the exclusive right to sell our products in Brazil. We are also actively seeking to establish relationships with national sporting goods suppliers for the sale of our products.

License Agreement with Dethrone Royalty Holdings, Inc.

On October 2, 2013, we entered into a license agreement with Dethrone Royalty Holdings, Inc. (“Dethrone”), pursuant to which we granted an exclusive, non-sub licensable and non-assignable right to Dethrone to use our trademarks and other intellectual property in the United States and Canada. In consideration for the license agreement, we receive royalties of 10% of the net revenue generated by sales and other transfers of the licensed products during the term of the license agreement. In order for Dethrone to have the right to continue the Agreement throughout the term, it is required to pay us minimum royalties during the term. During the term of the Agreement, Dethrone is required to (i) generate minimum net revenue of $1 million, $1.6 million and $2.5 million in 2014, 2015 and 2016, respectively and (ii) make minimum quarterly payments of $37,500, $50,000 and $75,000 in 2014, 2015 and 2016, respectively. The term of the Agreement is for an initial term of 3-years which may be extended so long Dethrone is not in default. This agreement was terminated on January 14, 2015.

Manufacturing

Our products are supplied by six manufacturing factories located in four countries – the United States, Pakistan, China, and Taiwan. In addition, we have entered into an exclusive license and distribution agreement with a Brazilian company to manufacture our products and which also gives them exclusive rights to sell our products in Brazil.

The primary raw materials used to manufacture our products are leather, synthetic fabrics, wood and steel tubing as well as other various materials. We buy our raw materials from several independent suppliers. Our third party manufacturers are required to maintain quality control procedures and supervisors inspect our goods and equipment for defects throughout the manufacturing process and finishing stage.

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Marketing

Historically, we have marketed our products through a variety of methods, including athlete and event sponsorship, look books, third party catalogues, and magazine advertisements. Recently, we have also relied on establishing a social media presence to generate awareness for our products, such as Facebook, Twitter, Instagram, Pinterest, and YouTube.

We intend to focus our marketing strategies on the following areas:

•	Consumer: We will seek to deploy consistent brand messaging and campaigns i.e. “That’s How I Throwdown” to build engagement with our consumers using a combination of catalog and digital marketing including social networks, mobile app, and rewards programs. We expect to utilize these channels to also distribute content, education in our efforts to build the global awareness, purchase intent, conversion, and ultimately, demand through brand loyalty

•	Influencers: We intend to expand our network of influencers, including coaches, trainers, top athletes, and brand ambassadors to generate brand awareness.

•	Trade: We intend to sponsor and attend select events, conferences, exhibitions, and trade shows to increase our presence in the fitness industry and intend to target key accounts including wholesalers, dealers, distributors, and key training facilities. Macro trade marketing efforts include advertising, publications, tradeshows, conferences, exhibitions, and events.

•	Investor Relations: We intend to implement a comprehensive approach to investor relations, including a web presence, public relations, press releases, and interviews.

Concentration of Accounts

During the year ended June 30, 2014, three of customers accounted for 65% of our accounts receivable, being Advantage Fitness Products ($6,188/44%), Gopher Sport ($3,772/25%) and The Compound MMA ($3,549/25%). We do not have written agreements with any of these customers. In addition, three vendors accounted for 73% of our accounts payable during the years ended June 30, 2014,being Piascik & Associates ($5,769/9%), Vista Industrial Products, Inc. ($28,825/44%) and West Engineering and Production ($18,824/29%). We do not have written agreements with any of these customers or vendors. We expect our customer and vendor concentration to decrease as we expand our business.

Competition

The fitness equipment, product and apparel industry is highly competitive on a worldwide basis. The intense competition and the rapid changes in technology and consumer preferences in the markets for fitness equipment, products and apparel constitute significant risk factors in our operations.

We compete with a significant number of other equipment and apparel suppliers to the fitness industry, many of whom have the following:

•	significantly greater financial resources than we have;

•	more comprehensive product lines than we have;

•	longer-standing relationships with suppliers, manufacturers, and retailers than we have;

•	greater distribution capabilities than we have;

•	stronger brand recognition and loyalty than we have; and

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•	the ability to spend substantially more on product advertising and sales than we do.

Our competitors’ greater capabilities in these areas may enable them to better differentiate their products from ours, gain stronger brand loyalty than we can achieve, withstand periodic downturns in the apparel and fitness equipment and product industries, compete more effectively on the basis of price and production, and more quickly develop new products.

Intellectual Property

We utilize trademarks on nearly all of our products and believe having distinctive marks that are readily identifiable is an important factor in creating a market for our goods, in identifying our brands and the Company, and in distinguishing our goods from the goods of others. We consider our Throwdown trademark to be among our most valuable assets and we have registered these trademarks in thirty-nine (39) countries. In addition, we own other Throwdown related trademarks that we utilize in marketing our products. Trademarks registered in the U.S. and outside of the U.S. generally have a duration of ten years depending on the jurisdiction and are generally subject to an indefinite number of renewals for a like period on appropriate application.

We also rely on trade secret protection for our confidential and proprietary information. We seek to enter into confidentiality agreements with our employees, partners, and suppliers.

Employees

As of November 1, 2014, we had approximately 8 employees. Management considers its relationship with employees to be excellent. None of our employees are represented by a union. We have never experienced a material interruption of operations due to labor disagreements.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

DESCRIPTION OF PROPERTY

Our executive office is located at 18 Goodyear, Suite 125, Irvine, CA 92618 and our telephone is (949) 916-9680, under a 2-year lease ending November 30, 2015 at a rate of approximately $4,865 per month. Our showroom, warehouse, and fulfillment center are also located at this address.

LEGAL PROCEEDINGS

We are not currently involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. We are party to claims and litigation that arise in the normal course of business. To our knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of our executive officers or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or any of our companies or our company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no established public trading market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTC Markets upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTC Markets or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of December 31, 2014, we had 4,000,000 shares of our common stock outstanding, which shares were held by one (1) shareholder, our parent company, TD Legacy. Immediately following the Distribution, we will have 4,000,000 shares of our common stock outstanding held by 33 shareholders.

In addition, we have issued a warrant that allows the PIMCO Fund to purchase an amount of shares of our common stock equal to ten percent of all shares of our common stock then outstanding, at an exercise price of $1,500,000 for the full ten percent of our common stock ($150,000 for each one-percent of our common stock purchased). The warrant may be exercised in whole or in part and expires on June 12, 2024.

On October 21, 2014, our Board of Directors and our sole stockholder adopted our 2014 Stock Incentive Plan. The purpose of our 2014 Stock Incentive Plan is to advance the best interests of the company by providing those persons who have a substantial responsibility for our management and growth with additional incentive and by increasing their proprietary interest in the success of the Company, thereby encouraging them to maintain their relationships with us. Further, the availability and offering of stock options and common stock under the plan supports and increases our ability to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability which we depend. The total number of shares available for the grant of either stock options or compensation stock under the plan is 600,000 shares, subject to adjustment. Our Board of Directors administers our plan and has full power to grant stock options and common stock, construe and interpret the plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper. Any decision made, or action taken, by our Board of Directors arising out of or in connection with the interpretation and administration of the plan is final and conclusive. The Board of Directors, in its absolute discretion, may award common stock to employees of, consultants to, and directors of the company, and such other persons as the Board of Directors or compensation committee may select, and permit holders of common stock options to exercise such options prior to full vesting therein and hold the common stock issued upon exercise of the option as common stock. Stock options may also be granted by our Board of Directors or compensation committee to non-employee directors of the company or other persons who are performing or who have been engaged to perform services of special importance to the management, operation or development of the company. In the event that our outstanding common stock is changed into or exchanged for a different number or kind of shares or other securities of the company by reason of merger, consolidation, other reorganization, recapitalization, combination of shares, stock split-up or stock dividend, prompt, proportionate, equitable, lawful and adequate adjustment shall be made of the aggregate number and kind of shares subject to stock options which may be granted under the plan. Our Board of Directors may at any time, and from time to time, suspend or terminate the plan in whole or in part or amend it from time to time in such respects as our Board of Directors may deem appropriate and in our best interest. As of November 26, 2014, we have not issued any shares under the plan or granted any options to purchase shares under the plan.

Rule 144

Shares of our common stock that are restricted securities will be eligible for resale in compliance with Rule 144 (“Rule 144”) or Rule 701 (“Rule 701”) of the Securities Act following the effectiveness of this prospectus, subject to the requirements described below.  “Restricted Securities,” as defined under Rule 144, were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act.  These shares may be sold in the public market only if registered or if they qualify for an exemption from registration, such as Rule 144 or Rule 701, which rules are summarized below.  As all of our shares of common stock outstanding will be registered in this offering, no shares of our common stock will be restricted securities under Rule 144.

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Affiliates

Affiliates will be able to sell their shares under Rule 144 beginning 90 days after the effectiveness of this Registration Statement, subject to all other requirements of Rule 144.  In general, under Rule 144, an affiliate would be entitled to sell within any three-month period a number of shares that does not exceed one percent of the number of shares of our common stock then outstanding.  Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

Persons who may be deemed to be our affiliates generally include individuals or entities that control, or are controlled by, or are under common control with, our company and may include our directors and officers, as well as our significant stockholders.

Non-Affiliates

For a person who has not been deemed to have been one of our affiliates at any time during the 90 days preceding a sale, sales of our shares of common stock held longer than six months, but less than one year, will be subject only to the current public information requirement and can be sold under Rule 144 beginning 90 days after the effectiveness of this registration statement.  A person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year, is entitled to sell the shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144 upon the effectiveness of this registration statement.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resale of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement.  Any employees, executive officers, directors, or consultants who purchased shares under a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares are required to wait until 90 days after the effective date of this registration statement before selling their shares under Rule 701.

Securities Authorized for Issuance Under Equity Compensation Plans. As of June 30, 2014, we did not have any equity compensation plans.

Stock Option Grants

To date, we have not granted any stock options.

Transfer Agent and Registrar

The transfer agent for our common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, telephone: (212) 828-8436.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

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THE DISTRIBUTION

Introduction

On November 21, 2014, the Board of Directors of TD Legacy, determined that the best way to create shareholder value is by spinning off and distributing shares of its wholly owned subsidiary, XFIT, in the form of a liquidating distribution to members of TD Legacy.

We are currently a wholly-owned subsidiary of TD Legacy. As a result of the Distribution, 100% of our outstanding common stock will be distributed to TD Legacy members. Immediately following the Distribution, TD Legacy will not own any shares of our common stock and XFIT will be an independent public company.

We were incorporated in the State of Nevada on September 16, 2014, as a wholly owned subsidiary of TD Legacy under the name “XFit Brands, Inc.”

Our corporate headquarters is located at 18 Goodyear, Suite 125, Irvine, CA 92618.  Our telephone number is (949) 916-9680. The transfer agent for our common stock who will distribute the XFIT Shares in the Distribution is vStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, telephone: (212) 828-8436

Reasons for the Distribution

The Board of Directors and management of TD Legacy believe that the Distribution is in the best interests of TD Legacy, XFIT, and TD Legacy members. TD Legacy believes that the Distribution will enhance value for TD Legacy members and give XFIT the financial and operational flexibility to take advantage of potential growth opportunities in the impact sports market and fitness industry.

TD Legacy’s Board of Directors and management believe that the Distribution will enhance the ability of XFIT to focus on strategic initiatives and new business opportunities, improve cost structures and operating efficiencies and design equity-based compensation programs targeted to its own performance. In addition, TD Legacy’s Board of Directors expects that the transition to an independent public company will provide XFIT with greater access to capital by providing a simplified capital structure for the investment community to evaluate. The Distribution will give XFIT direct access to the capital markets as a “stand alone” company.

The Distribution will also enable XFIT to provide its management and employees incentive compensation in the form of equity ownership in XFIT, enhancing XFIT’s ability to retain and motivate key employees, and, if XFIT seeks to hire additional or replacement personnel, attract such personnel.

TD Legacy’s capital consists of limited liability company units and its operating agreement contains restrictions on to whom units can be transferred. Further, in certain instances TD Legacy’s operating agreement requires consent of TD Legacy’s board prior to transfer and TD Legacy members are prohibited from withdrawing prior to dissolution. In addition, TD Legacy’s operating agreement also contains “tag along” rights requiring a selling member to allow other members to participate in any proposed sale by a selling member. XFIT’s capital structure, on the other hand consists of common stock which is the standard equity traded in the capital markets. In addition, other than restrictions under federal and state securities law, there are no restrictions on transfer. These factors contribute the management’s belief that XFIT’s capital structure is more attractive to the investment community.

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Manner of Effecting the Distribution

The Distribution will be made on a pro rata basis to the current TD Legacy members which, based on 138,068 TD Legacy units outstanding on December 31, 2014, approximates 28.97123 shares of our common stock for every one limited liability company unit of TD Legacy outstanding on the Record Date, which will be the first business day following effectiveness of the registration statement of which this prospectus forms a part. Any fractional shares will be rounded to the nearest whole share.

As soon as practicable after the Record Date, our transfer agent shall effect the distribution of the XFIT Shares.

At the time of the Distribution, the XFIT Shares will constitute 100% of our issued and outstanding common stock.

In order to be entitled to receive XFIT Shares in the Distribution, TD Legacy members must be members of TD Legacy on the Record Date.  The Distribution will take effect subject to satisfaction of all regulatory requirements, including but not limited to notice of effectiveness for the registration statement of which this prospectus is part.

TD Legacy members will not be required to pay any cash or other consideration for the XFIT Shares received in the Distribution, or to surrender or exchange TD Legacy limited liability company units in order to receive XFIT Shares in the Distribution.  The Distribution will not affect the number of, or the rights attaching to, outstanding TD Legacy limited liability company units.  No vote of the TD Legacy members is required or sought in connection with the Distribution. TD Legacy members are not entitled to appraisal rights in connection with the Distribution. All members of TD Legacy on the record date will participate in the Distribution.

Effect of the Distribution

Immediately following the Distribution, we will be an independent public company and TD Legacy and its subsidiaries will not own any of our issued and outstanding shares of common stock. The XFIT Shares will be fully paid and non-assessable and the holders thereof will not be entitled to preemptive rights. See “Description of Securities.” The Distribution will not affect the number of outstanding TD Legacy limited liability company units or any rights of TD Legacy members. However, upon consummation of the Distribution, TD Legacy will be considered to have been terminated for tax purposes since it will no longer be engaged in a trade or business or hold assets. As such, it is expected that TD Legacy will file for dissolution promptly following the Distribution. See “Material Tax Consequences”

Upon completion of the Distribution, we will have 4,000,000 shares of our common stock issued and outstanding. The XFIT Shares distributed to TD Legacy members will be freely transferable, except for shares received by persons who may be deemed to be our affiliates under the Securities Act. Persons who may be deemed to be our affiliates after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with, us and may include our directors, officers and significant shareholders. Our affiliates will be permitted to sell their XFIT Shares only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and the provisions of Rule 144 thereunder. XFIT Shares received by our affiliates in the Distribution may be considered “control” securities rather than restricted securities. Control securities are subject to the same volume limitations as restricted securities under Rule 144 but are not subject to the holding period requirements. XFIT officers and directors will beneficially own 2,250,253 shares of our common stock after the Distribution. See “Security Ownership of Certain Beneficial Owners and Management.”

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Listing and Trading of the XFIT common stock

Neither we nor TD Legacy make recommendations on the purchase, retention or sale of shares of TD Legacy common stock or the XFIT Shares. You should consult with your own financial advisors, such as your stockbroker, bank, or tax advisor.

There is currently no trading market for our common stock. Please refer to the sections of this prospectus titled “Market For Common Equity And Related Matters” and “Risk Factors.”

There can be no assurance as to whether our common stock will be actively traded or as to the prices at which our common stock will trade. Some of the TD Legacy members who receive shares of our common stock may decide that they do not want shares in a company engaged in the impact sports market and fitness industry, and may sell their XFIT Shares following the Distribution. This may delay the development of an orderly trading market for our common stock for a period of time following the Distribution. Until the XFIT Shares are fully distributed and an orderly market develops, the prices at which our common stock trades may fluctuate significantly and may be lower than the price that would be expected for a fully distributed issue.  Please refer to the section of this prospectus titled “Risk Factors.”

MATERIAL TAX CONSEQUENCES

This section is a summary of the material U.S. federal, state and local tax consequences that may be relevant to the Members. Such statements are based on the accuracy of the representations made by Management and, subject to the limitations and qualifications described herein, the following discussion constitutes the opinion of Marilyn Barrett A Law Corporation, special tax counsel to XFIT, as to the material U.S. federal income tax consequences to TD Legacy Members as a result of the Distribution. To the extent this section discusses U.S. federal income taxes, that discussion is based upon current provisions of the Internal Revenue Code, Treasury Regulations, and current administrative rulings and court decisions, all of which are subject to change. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below.

This section does not address all U.S. federal, state and local tax matters that affect TD Legacy or its Members. To the extent that this section relates to taxation by a state, local or other jurisdiction within the United States, such discussion is intended to provide only general information. Except as set forth in the paragraph above, we have not sought the opinion of legal counsel regarding U.S. state, local or other taxation and, thus, any portion of the following discussion relating to such taxes does not represent the opinion of legal counsel. In addition to U.S. federal income taxes, a Member likely will be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which TD Legacy does business or owns property or in which a Member is a resident. Although an analysis of those various taxes is not presented here, each prospective Member should consider their potential impact on his investment in TD Legacy, including the Distribution, and the holding of XFIT Shares received pursuant to the Distribution. Furthermore, this section focuses on holders of TD Legacy Membership Interests who are individual citizens or residents of the United States, whose functional currency is the U.S. dollar and who hold Membership Interests as capital assets (generally, property that is held as an investment). This section has no application to corporations, partnerships (and entities treated as partnerships for U.S. federal income tax purposes), estates, trusts, non-resident aliens, foreign corporations or other members subject to specialized tax treatment, such as tax-exempt institutions, non-U.S. persons, individual retirement accounts, employee benefit plans, real estate investment trusts or mutual funds. This section does not discuss and has no application to Members who have loaned Membership Interests to a short seller, have otherwise encumbered their Membership Interests, or have otherwise disposed of all or certain rights to their Membership Interests. Accordingly, we encourage each Member to consult, and depend on, such Member’s own tax advisor in analyzing the U.S. federal, state, local and non-U.S. tax consequences particular to that Member resulting from their ownership of Membership Interests, the distribution of XFIT Shares pursuant to the Distribution, or disposition of their Membership Interest.

Special tax counsel is of the opinion that TD Legacy is properly classified as a partnership for federal income tax purposes. However, no ruling has been or will be requested from the IRS regarding TD Legacy’s status as a partnership for U.S. federal income tax purposes or the tax consequences of being a Member of TD Legacy. Accordingly, the statements made below may not be sustained by a court if contested by the IRS. Furthermore, the tax treatment of TD Legacy or of an investment in TD Legacy may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

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Taxation of Members under Federal Income Tax Provisions for Partnership Interests

A limited liability company taxable as a partnership is not a taxable entity and incurs no U.S. federal income tax liability. Instead, each member of the company is required to take into account his share of items of income, gain, loss and deduction of the company in computing his U.S. federal income tax liability, regardless of whether cash distributions are made to him by the company. Distributions by a company to a member are generally not taxable to the member unless the amount of cash distributed to him is in excess of the member’s adjusted basis in his membership interest.

The discussion below is based on TD Legacy’s classification as a partnership for U.S. federal income tax purposes.

Flow-through of Taxable Income. TD Legacy does not pay any U.S. federal income tax. Instead, each Member is required to report on his income tax return his share of its income, gains, losses and deductions without regard to whether corresponding cash distributions are received by such Member. Consequently, a Member may be allocated income even if he has not received a cash distribution. Each Member will be required to include in income his allocable share of TD Legacy’s income, gains, losses and deductions for our taxable year or years ending with or within his taxable year. TD Legacy’s taxable year ends on December 31.

TD Legacy is a Member of Throwdown Industries and in early 2014 became its sole Member when it acquired the 25% Membership Interest in Throwdown Industries held by Windsor. As a Member of Throwdown Industries, TD Legacy will be required to report on its income tax return its share of income, gain and deductions from Throwdown Industries without regard to whether corresponding cash distributions are received by TD Legacy. Throwdown Industries has advised that it does not anticipate that it will have income or gains to allocate to TD Legacy for 2014 or 2015. Accordingly, TD Legacy does not anticipate that it will have income or gains to allocate to its Members for 2014 or 2015.

Distributions. Distributions by a limited liability company generally result in the recognition of income or gain only to the extent cash received (including any cash deemed to have been received as a result of the reduction in a member’s share of the limited liability company’s debt) exceeds the member’s basis in his membership interest. Certain distributions of “marketable securities” are also treated as distributions of cash under Section 731(c) of the Code. Securities that are not actively traded as of the date of distribution are not classified as “marketable securities.” XFIT Shares are presently not traded or quoted for trading on any market or securities exchange and it has not submitted an application for listing or quotation on any securities exchange or the Over-the-Counter Bulletin Board (“OTCBB”) or the OTC Markets. Accordingly, as of the date of the Distribution, XFIT Shares will not be actively traded and will not constitute “marketable securities” subject to Section 731(c).

In certain circumstances, members who contribute appreciated property to a limited liability company, or are treated as having contributed appreciated property to a limited liability company, within seven years prior to receiving a property distribution from such LLC, may recognize a portion of any deferred gain relating to their prior contributions. TD Legacy Members contributed only cash or services to acquire shares of common stock in Throwdown Industries, Inc. for shares of its common stock, which shares were subsequently contributed to TD Legacy in exchange for Membership Interests, and have not contributed appreciated property at any time to acquire these interests. See “Description of Business - Corporate History” on page 28. Accordingly, none of TD Legacy’s Members will recognize gain as a result of the Distribution of XFIT Shares to the Members in proportion to their Membership Interests.

Limitations on Deductibility of Losses. The deduction by a Member of his share of TD Legacy losses will be limited to the tax basis in his Membership Interests and, in the case of an individual Member or a corporate Member, if more than 50% of the value of the corporate Member’s stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations, to the amount for which the Member is considered to be “at risk” with respect to TD Legacy’s activities, if that amount is less than his tax basis. A Member subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause his “at risk” amount to be less than zero at the end of any taxable year. Losses disallowed to a Member or recaptured as a result of these limitations will carry forward and will be allowable as a deduction in a later year to the extent that his tax basis or “at risk” amount, whichever is the limiting factor, is subsequently increased provided that such losses are otherwise allowable. Upon the taxable disposition of a Membership Interest, including the Distribution, any gain recognized by a Member can be offset by losses that were previously suspended by the “at risk” limitation but may not be offset by losses suspended by the basis limitation. Any excess loss above that gain previously suspended by the “at risk” or basis limitations is no longer utilizable.

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In general, a Member will be “at risk” to the extent of the tax basis of his Membership Interests, excluding any portion of that basis attributable to his share of TD Legacy’s nonrecourse liabilities, reduced by (i) any portion of that basis representing amounts other than those protected against loss because of a guarantee, stop-loss agreement or other similar arrangement and (ii) any amount of money he borrows to acquire or hold his Membership Interest, if the lender of those borrowed funds owns an interest in TD Legacy, is related to another Member who has an interest in TD Legacy, or can look only to the Membership Interest for repayment. A Member’s “at risk” amount will increase or decrease as the tax basis of the Member’s Membership Interest’s increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of nonrecourse liabilities.

In addition to the basis and at-risk limitations on the deductibility of losses, the passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations are permitted to deduct losses from passive activities, which are generally trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer’s income from those passive activities. Passive losses that are not deductible because they exceed a Member’s share of income generated may be deducted in full when the Member disposes of his entire investment in it in a fully taxable transaction with an unrelated party. The passive activity loss limitations are applied after other applicable limitations on deductions, including the “at risk rules” and the basis limitation. Any losses previously deducted that were not allowable under one of these provisions will be subject to recapture and reportable as taxable income.

Liquidation of TD Legacy. At the time of the Distribution, TD Legacy will be considered to have been terminated for tax purposes since it will no longer be engaged in a trade or business or hold assets. In a liquidation of a taxable partnership, each partner’s basis in the assets received in the liquidation is based on such partner’s adjusted basis in his partnership interest in the partnership reduced by any cash received in the liquidation. In the Distribution, the only asset distributed will be the XFIT Shares; there will be no cash or other asset distributed and the XFIT Shares will not be subject to any liability.

No income or gain will be recognized by holders of Membership Interests in TD Legacy for U.S. federal income tax purposes solely as a result of the receipt by TD Legacy Members of XFIT Shares pursuant to the Distribution.

In the case of a Member reporting on a taxable year different from TD Legacy’s taxable year, the closing of its taxable year may result in more than 12 months of TD Legacy’s taxable income or loss being includable in the Member’s taxable income for the year in which the Distribution occurs and TD Legacy is terminated for federal income tax purposes.

Basis; Holding Period. Generally, a TD Legacy Member’s initial tax basis in the XFIT shares it receives in the Distribution will be the same as such Member’s adjusted tax basis in the Member’s Membership Interest immediately prior to the Distribution. A Member’s holding period in the XFIT Shares received in the Distribution will include TD Legacy’s holding period in the XFIT Shares, including any holding period tacked on to TD Legacy’s holding period in the XFIT Shares.

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Tax Consequences of Holding XFIT Shares

Pursuant to the Distribution, each TD Legacy Member will receive XFIT Shares in proportion to his Membership Interest in TD Legacy. XFIT is a corporation and will not elect Subchapter S status. Accordingly, its income and loss will be taxable at the corporate level and will not flow through to its shareholders. As a shareholder of XFIT following the Distribution, each Member of TD Legacy will be required to include in his gross income for federal income tax purposes (1) amounts equal to any dividends paid by XFIT to the Members and (2) any gains realized from the sale of XFIT Shares.

Generally, dividends will be taxable to each Member as ordinary income to the extent of XFIT’s current or accumulated earnings and profits for federal income tax purposes. The amount of any dividends in excess of earnings and profits will be a return of capital and, as such, would not be taxable as ordinary income. If Members receive a return of capital dividend, each Member will be required to reduce the tax basis of the Shares on which the dividend is paid by the amount of the dividend that is a return of capital. If the amount that is a return of capital exceeds the tax basis, the excess must be reported as capital gain income.

Dividends are eligible for a reduced rate of federal income taxation for individuals, provided that the dividend is paid with respect to shares held for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date, the individual is not obligated to make related payments with respect to substantially similar or related property, and certain other conditions are met.

Investment earnings, such as dividends from XFIT and gains from the sale of XFIT Shares will be subject to a 3.8% Medicare tax on the net investment income of individuals having adjusted gross income in excess of $200,000 ($250,000 in the case of joint returns). The same tax will apply to the undistributed net investment income of certain trusts and estates.

A Member will recognize gain or loss when he sells Shares or receives cash for the sale of fractional Shares. The gain or loss will be equal to the difference between the amount received for the Shares or a fractional Share (less any brokerage commissions) and the Member’s tax basis in the Shares sold. Gain or loss will generally be a capital gain or loss, and such capital gain or loss will be long-term or short-term, depending on the Member’s holding period. As stated above, the Members’ basis in the XFIT Shares distributed to the Members pursuant to the Distribution will be equal to each Member’s adjusted basis in his Membership Interest in TD Legacy and the holding period will include TD Legacy’s holding period in the XFIT Shares, including any holding period tacked on to TD Legacy’s holding period in the XFIT Shares.

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Administrative and Related Matters

Alternative Minimum Tax. Each Member will be required to take into account his distributive share of any items of TD Legacy’s income, gain, loss or deduction and, following the Distribution, dividends or other distributions from XFIT or gain from the sale of XFIT Shares, for purposes of the alternative minimum tax. The current minimum tax rate for non-corporate taxpayers is 26% on the first $175,000 of alternative minimum taxable income in excess of the exemption amount and 28% on any additional alternative minimum taxable income. The exemption amount for 2015 is $53,600 for individual taxpayer and $83,400 for married couples filing jointly. Prospective Members are urged to consult with their tax advisors as to the impact of an investment in Membership Interests on their liability for the alternative minimum tax.

Tax Rates. Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 39.6% and the maximum U.S. federal income tax rate for net capital gains of an individual is 20% if the asset disposed of was a capital asset held for more than 12 months at the time of disposition. These rates are subject to change by new legislation at any time and rate changes may or may not be applied retroactively.

Recently enacted legislation imposes a 3.8% Medicare tax on certain investment income earned by individuals, estates and trusts for taxable years beginning in 2013. For these purposes, net investment income generally includes a Member’s allocable share of TD Legacy’s income, dividends paid to the Member by XFIT and gain realized by a Member from a sale of Membership Interests or XFIT Shares. In the case of an individual, the tax will be imposed on the lesser of (i) the Member’s net investment income or (ii) the amount by which the Member’s modified adjusted gross income exceeds $250,000 (if the Member is married and filing jointly or a surviving spouse), $125,000 (if the Member is married and filing separately) or $200,000 (if the Member is filing single or as a head of household).

Information Returns and Audit Procedures. TD Legacy intends to furnish to each Member after the close of each taxable year, specific tax information, including a Schedule K-1, which describes each Member’s share of TD Legacy’s income, gain, loss and deduction for the preceding taxable year. Following the Distribution, XFIT will furnish Form 1099 to each Member reporting dividend and other distributions paid with respect to the XFIT Shares distributed to each Member. In preparing this information, which will not be reviewed by counsel, XFIT will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each Member’s share of income, gain, loss and deduction. We cannot assure you that those positions will in all cases yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS.

Reportable Transactions . If TD Legacy or XFIT were to engage in a “reportable transaction,” it (and possibly the Members and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or a “transaction of interest” or that it produces certain kinds of losses in excess of $2 million in any single year, or $4 million in any combination of six successive taxable years. Our participation in a reportable transaction could increase the likelihood that our U.S. federal income tax information return (and possibly your tax return) would be audited by the IRS. Management has advised that neither TD Legacy nor XFIT has or intends to engage in a “reportable transaction”.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of our operations should be read in conjunction with our financial statements and the notes thereto which appear elsewhere in this prospectus. The results shown here in are not necessarily indicative of the results to be expected for any future periods.

This discussion contains forward-looking statements, based on current expectations. All statements regarding future events, our future financial performance and operating results, our business strategy and our financing plans are forward-looking statements and involve risks and uncertainties. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties, and other factors could cause our actual results and the timing of events to differ materially from those projected in any forward-looking statements. In evaluating these statements, you should specifically consider various factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this prospectus.

General overview

Our principal business activity is the design, development, and worldwide marketing and selling of functional equipment, training gear, apparel, and accessories for the impact sports market and fitness industry. Our products are marketed and sold under our “Throwdown” brand name to gyms, fitness facilities, and directly to consumers via our internet website and through third party catalogues (which we refer to as our “Direct to Consumer” or “DTC”) through a mix of independent distributors and licensees throughout the world.

Results of operations for the three month periods ended September 30, 2014 and 2013

Our revenue, operating expenses, and net (loss) income from operations for the three month period ended September 30, 2014 as compared to the three month period ended September 30, 2013 are set forth below. The results of operations for the three months ended September 30, 2013 represent the consolidated results of operations Throwdown Industries Holdings, LLC, our predecessor company and wholly-owned subsidiary.

	Three Months Ended September 30,			Percentage
	2014	2013	Change	Change
Revenues
Product sales	$231,203	$397,058	$(165,855)	(41.8)%
Royalties	62,948	9,951	52,997	532.6%
Total revenues	294,151	407,009	(112,858)	(27.7)%
Cost of revenues	208,051	212,941	4,890	2.3%
Gross profit	86,100	194,068	(107,968)	(55.6)%
Operating expenses
General and administrative	314,084	79,732	234,352	293.9%
Sales and marketing	46,292	45,562	730	1.6%
Total operating expenses	360,376	125,294	235,082	187.6%
(Loss) Income from operations	(274,276)	68,774	(343,050)	(498.8)%
Interest expense	(77,608)	(6,759)	(70,849)	(1,048.2)%
Other income	2,000	147	1,853	1,260.5%
Net (loss) income	$(349,884)	$62,162	$(412,046)	(662.9)%

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Revenues. Revenues consist of product sales and royalties. Total revenues for the three months ended September 30, 2014 were $294,151, a decrease of $112,858, or 27.7%, from $407,009 of total revenues for the three months ended September 30, 2013. Product sales decreased $165,855, or 41.8%, to $231,203 for the three months ended September 30, 2014 from $397,058 for the three months ended September 30, 2013. Royalties increased $52,997, or 532.6%, to $62,948 for the three months ended September 30, 2014 from $9,951 for the three months ended September 30, 2013. The decrease in product sales is attributable to both lower levels of inventory at the beginning of the period and a few delayed shipments that were released in October, 2014. The increase in royalties is attributable to an increase in revenues from new international licensees during the three month period ended September 30, 2014.

Cost of Revenues. Total cost of revenues for the three months ended September 30, 2014 were $208,051, a decrease of $4,890, or 2.3%, from $212,941 for the three months ended September 30, 2013. Costs of product sales during the three months ended September 30, 2014 were 90.0% as compared to 53.6% during the three months ended September 30, 2013.

Gross Profit. Gross profit decreased $107,968 to $86,100 for the three months ended September 30, 2014, from a gross profit of $194,068 for the three months ended September 30, 2013. The reduction in gross profit reflects the decrease in product sales, offset by the increase in royalties during the three months ended September 30, 2014. During the three months ended September 30, 2014, we realized a 10.0% gross profit on our product sales as compared to a 46.4% gross profit on product sales during the three months ended September 30, 2013. The lower gross profit achieved during the three months ended September 30, 2014 is attributable to liquidation of aged inventory items to prepare for inbound updated portfolio offerings with new technology and packaging.

General and Administrative Expense. General and administrative expenses increased by $234,352, or 293.9%, to $314,084 for the three months ended September 30, 2014 from $79,732 for the three months ended September 30, 2013. General & administrative expenses for the three months ended September 30, 2014 are comprised of salaries and wages of $52,736, professional fees of $201,128, office expenses of $3,663, insurance of $10,966, rent of $14,594, travel of $28,896, and other of $2,101. General & administrative expenses for the three months ended September 30, 2013 are comprised of salaries and wages of $42,247, professional fees of $11,250, insurance of $10,450, rent of $13,950, and $1,835 in other general and administrative expenses. The increase in general and administrative expenses during the three months ended September 30, 2014 is comprised of an increase in salaries and wages of $10,489, increase in professional fees of $189,878 an increase of $516 in insurance expense, an increase of $644 of rent expense, and a net $32,825 increase in other general and administrative expenses. The overall increase in general and administrative expenses is attributable to increased expenses for professional fees relating to the audit, accounting, and legal fees associated with the initial public offering of our securities.

Sales and Marketing Expense. Sales and marketing expense increased $730, or 1.6%, to $46,292 for the three months ended September 30, 2014 from $45,562 for the three months ended September 30, 2013.

Interest Expense. Interest expense increased by $70,849 to $77,608 for the three months ended September 30, 2014 from $6,759 for the three months ended September 30, 2013. The increase is largely due to the increased interest expense on the delayed draw note with the PIMCO Fund during the quarter ended September 30, 2014. We did not have this delayed draw note during the quarter ended September 30, 2014.

Other Income. During the three months ended September 30, 2014, we realized $2,000 of other income while during the three months ended September 30, 2014 we realized $147 of other income.

Net Loss. Net loss increased by $412,046 or 662.9% to a net loss of $349,884 for the three months ended September 30, 2014 from a net income of $62,162 for the three months ended September 30, 2013. This increase in our net loss is attributable to the decreased revenues and increased expenses, as explained herein.

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Results of Operations for the years ended June 30, 2014 and 2013

Our revenue, operating expenses, and net income (loss) from operations for the year ended June 30, 2014 as compared to the year ended June 30, 2013 are set forth below. The results of operations for the years ended June 30, 2014 and 2013 represent the consolidated results of operations of Throwdown Industries Holdings, LLC, our predecessor company and wholly-owned subsidiary.

	Years Ended June 30,			Percentage
	2014	2013	Change	Change
Revenues
Product sales	$1,397,645	$1,022,775	$374,870	36.7%
Royalties	140,894	17,764	123,130	693.1%
Total revenues	1,538,539	1,040,539	498,000	47.9%
Cost of revenues	804,940	564,695	240,245	42.5%
Gross profit	733,599	475,844	257,755	54.2%
Operating expenses
General and administrative	496,025	680,801	(184,776)	(27.1)%
Sales and marketing	182,812	117,030	65,782	56.2%
Total operating expenses	678,837	797,831	(118,994)	(14.9)%
Income (loss) from operations	54,762	(321,987)	376,749	117.0%
Interest expense	(40,321)	(138,258)	(97,937)	(70.8)%
Loss on write-off of property and equipment	(3,569)	—	(3,569)	100.0%
Gain on settlement of tax debt	98,336	—	98,336	100.0%
Loss on settlement with Affliction	—	(91,590)	91,590	100.0%
Income from licensing fees	114,190	—	114,190	100.0%
Loss on value of marketable securities	(114,190)	—	(114,190)	100.0%
Net income (loss)	$109,208	$(551,835)	$661,043	119.8%

Revenues. Revenues consist of product sales and royalties. Total revenues for the year ended June 30, 2014 were $1,538,539, an increase of $498,000, or 47.9%, from $1,040,539 of total revenues for the year ended June 30, 2013. Product sales increased $374,870, or 36.7%, to $1,397,645 for the year ended June 30, 2014 from $1,022,775 for the year ended June 30, 2013. Royalties increased $123,130, or 693.1%, to $140,894 for the year ended June 30, 2014 from $17,764 for the year ended June 30, 2013. The increase in product sales reflects an aggressive sales effort from increasing the sales team during the year ended June 30, 2014. The increase in royalties is attributable to an increase in revenues from new international licenses during the year ended June 30, 2014.

Cost of Revenues. Total costs of revenues for the year ended June 30, 2014 were $804,940, an increase of $240,245, or 42.5%, from $564,695 for the year ended June 30, 2013. Costs of product sales during the year ended June 30, 2014 were 57.6% as compared to 55.2% during the year ended June 30, 2013.

Gross Profit. Gross profit increased $257,755 to $733,599 for the year ended June 30, 2014, from a gross profit of $475,844 for the year ended June 30, 2013. The improvement in gross profit reflects both the increase in product sales and royalties during the year ended June 30, 2014. During the year ended June 30, 2014, we realized a 42.4% gross profit on our product sales as compared to a 44.8% gross profit on product sales during the year ended June 30, 2013. The higher gross profit achieved during the year ended June 30, 2013 is attributable to the lower product costs during 2013 due to the inventory acquired at a discount upon our separation from Affliction.

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General and Administrative Expense. General and administrative expenses decreased by $184,776, or 27.1%, to $496,025 for the year ended June 30, 2014 from $680,801 for the year ended June 30, 2013. General & administrative expenses for the year ended June 30, 2014 are comprised of salaries and wages of $178,676, professional fees of $113,634, office expenses of $14,533, insurance of $44,300, rent of $57,087, travel of $42,435, and other of $45,360. General & administrative expenses for the year ended June 30, 2013 are comprised of salaries and wages of $279,725, professional fees of $173,149, office expenses of $36,310, insurance of $27,523, rent of $35,030, travel of $28,360, and other of $110,704. The decrease in general and administrative expenses during the year ended June 30, 2014 is comprised of a decrease in salaries and wages of $101,049, decrease in professional fees of $59,515, offset by an increase of $16,777 of insurance expense, increase of $22,057 of rent expense, increase of $14,075 of travel expenses, and a net $65,344 decrease in other general and administrative expenses. The overall decrease in general and administrative expenses is attributable to decreased expenses for professional fees and salaries and wages from the separation and settlement with Affliction Holdings, LLC.

Sales and Marketing Expense. Sales and marketing expense increased $65,782, or 56.2%, to $182,812 for the year ended June 30, 2014 from $117,030 for the year ended June 30, 2013. This increase reflects the addition of key personnel to our sales and expansion of our sales and marketing teams.

Interest Expense. Interest expense decreased by $97,937 to $40,321 for the year ended June 30, 2014 from $138,258 for the year ended June 30, 2013. The decrease is due to $138,258 of interest expense incurred during the year ended June 30, 2013, in connection with the $5.0 million loan from TD Legacy, LLC, and a related party. This loan was cancelled on November 1, 2012 upon the restructuring of the Company.

Loss on write off of property and equipment. During the year ended June 30, 2014, we wrote-off $3,569 of property and equipment that was no longer in use. We did not have a comparable write-off during the year ended June 30, 2013.

Gain on settlement of tax debts. During the year ended June 30, 2014, we settled past federal payroll tax liabilities and penalties and realized a $98,336 gain on these settlements. We did not have a comparable gain during the year ended June 30, 2013.

Loss on settlement with Affliction. During the year ended June 30, 2013, we incurred a $91,590 loss upon our separation and settlement of the relationship with Affliction Holdings, LLC. We did not have a comparable loss during the year ended June 30, 2014.

Income from licensing fees. During the year ended June 30, 2014, we realized $114,190 of income from licensing fees. The fees were paid in the form of common stock of a small public company based on the value of the shares issued at the time of payment.

Loss on value of marketable securities. During the year ended June 30, 2014, we incurred an $114,190 unrealized loss on the value of marketable securities that we hold in a small public company. We did not have a comparable loss during the year ended June 30, 2013.

Net Income (Loss). Net loss decreased by $661,043 or 119.8% to a net income of $109,208 for the year ended June 30, 2014 from a net loss of $551,835 for the year ended June 30, 2013. This decrease in our net loss is attributable to the increased revenues and reduced expenses, as explained herein.

Liquidity and Capital Resources

As presented in the consolidated financial statements, we had a net loss of $349,884 during the three months ended September 30, 2014. The accumulated deficit since inception is $4,766,580 at September 30, 2014. We have been funding our operations through private loans and the sale of limited liability interests in private placement transactions. Management anticipates that significant additional expenditures will be necessary to develop and expand our business before significant positive operating cash flows will be achieved.

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Our consolidated financial statements have been presented on the basis that we are a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Our cash resources are insufficient to meet our planned business objectives without additional financing. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of our company to continue as a going concern.

Our ability to continue as a going concern is dependent upon our ability to raise additional capital and to ultimately achieve sustainable revenues and profitable operations. At September 30, 2014, we had cash on hand in the amount of $213,999. On June 12, 2014, we issued a $1,500,000 delayed draw note to the PIMCO Fund under which we received $1,500,000 in proceeds. The note bears interest at 14% (with an effective interest rate of 21%) and matures on June 12, 2017. This note is secured by all of our assets, and we have the right, subject to certain terms and conditions, to increase the amount by $1,000,000, to a total of $2,500,000.

Equity Purchase Agreement with Kodiak Capital LLC

On December 17, 2014, we entered into an Equity Purchase Agreement (“Equity Purchase Agreement”) with Kodiak Capital LLC.  The Equity Purchase Agreement provides us with a financing (the “Financing” ) whereby the registrant can issue and sell to Kodiak, from time to time, shares of our common stock (the  “Put Shares” ) up to an aggregate purchase price of $5.0 million (the “Maximum Commitment Amount”) during the Commitment Period (as defined below).  Under the terms of the Equity Purchase Agreement, we have the right to deliver from time to time a Put Notice to Kodiak stating the dollar amount of Put Shares (up to $500,000 under any individual Put Notice) that we intends to sell to Kodiak with the price per share based on the following formula: seventy-five percent (75%) of the lowest closing bid price of our common stock during the period beginning on the date of the Put Notice and ending five (5) days thereafter.  Under the Equity Purchase Agreement, we may not deliver the Put Notice until after the resale of the Put Shares has been registered pursuant to a registration statement filed with the Securities and Exchange Commission. Additionally, provided that the Equity Purchase Agreement does not terminate earlier, during the period beginning on the trading day immediately following the effectiveness of the registration statement and ending December 31, 2016, we may deliver the Put Notice or Notices (up to the Maximum Commitment Amount) to Kodiak (the  “Commitment Period” ).   In addition, in no event shall Kodiak be entitled to purchase that number of Put Shares which when added to the sum of the number of shares of common stock already beneficially owned by Kodiak would exceed 9.99% of the number of shares of common stock outstanding on the applicable closing date.

The Equity Purchase Agreement also provides that we are not be entitled to deliver a Put Notice and Kodiak shall not be obligated to purchase any Put Shares unless each of the following conditions are satisfied: (i) a registration statement has been declared effective and remains effective for the resale of the Put Shares until the closing with respect to the subject Put Notice; (ii) at all times during the period beginning on the date of the Put Notice and ending on the date of the related closing, our common stock has been listed on the Principal Market as defined in the Equity Purchase Agreement (which includes, among others, the Over-the-Counter Bulletin Board and the OTC Market Group’s OTC Link quotation system) and shall not have been suspended from trading thereon; (iii) we have complied with its obligations and is otherwise not in breach of or in default under the Equity Purchase Agreement, the Registration Rights Agreement or any other agreement executed in connection therewith; (iv) no injunction has been issued and remains in force, and no action has been commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Put Shares; and (v) the issuance of the Put Shares will not violate any shareholder approval requirements of the market or exchange on which our common stock are principally listed.

The Equity Purchase Agreement will terminate when any of the following events occur: (i) Kodiak has purchased an aggregate of $5.0 million of our common stock, (ii) on December 31, 2016 or (iii) upon written notice from us to Kodiak.

The proceeds from the agreement with Kodiak would primarily be used for working capital and general corporate purposes. However, Kodiak is not required to provide funding until certain conditions are met, as described above. There can be no assurance that we will meet the conditions under which Kodiak will be required to provide the equity capital.

We believe that we are able to fund our immediate operations, working capital requirements, and debt service requirements with existing working capital, cash flows generated from operations, and additional borrowings under our delayed draw note or, if available, under our equity purchase agreement with Kodiak. However, we will likely require additional financing in order to fully implement our business plans and strategy, including product acquisition or expansion plans. However, if these funds raised are insufficient to complete our business plan and, as a consequence, we will need to seek additional funds, primarily through the issuance of debt or equity securities for cash to grow our business. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stock holders, in case or equity financing.

Cash, total current assets, total assets, total current liabilities and total liabilities as of September 30, 2014 as compared to June 30, 2014, were as follows:

	September 30, 2014	June 30, 2014
Cash	$213,999	$360,323
Total current assets	$700,763	$737,327
Total assets	$849,684	$865,757
Total current liabilities	$748,892	$339,480
Total liabilities	$1,896,597	$1,462,786

At September 30, 2014, we had a working capital deficit of $48,129 compared to working capital of $397,847 at June 30, 2014. Current liabilities increased to $748,892 at September 30, 2014 from $339,480 at June 30, 2014. The decrease in our working capital is attributable to a net decrease of $36,564 in current assets and a net increase in current liabilities of $409,412. The decrease in current assets is due to the reduction of $100,000 of related party receivable, decrease in cash offset by net increases in receivables and inventory as of September 30, 2014. The increase in current liabilities is attributable to a $94,018 increase in accounts payable, increase of $52,524 of accrued expenses, increase of $25,000 of deferred revenue, and an increase of $237,870 of customer deposits.

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Net cash used by operating activities for the three months ended September 30, 2014 totaled $113,294 that is comprised of $349,884 net loss, decreased by $36,938 in non-cash charges and by $199,651 in net changes in the working capital accounts. This compares to cash used by operating activities for the three months ended September 30, 2013 of $116,744 after the net income for the period of $62,162 was decreased by $583 in non-cash charges and by $179,489 in changes to the working capital accounts.

Net cash used by operating activities for the year ended June 30, 2014 totaled $557,246 after the cash proceeds from the net income of $109,208 and was increased by $6,311 in non-cash charges and by $672,912 in net changes in the working capital accounts. This compares to cash used by operating activities for the year ended June 30, 2013 of $225,756 after the net loss for the period of $551,835 was decreased by $92,674 in non-cash charges and by $233,405 in changes to the working capital accounts.

Net cash used in investing activities was $33,029 for the three months ended September 30, 2014, comprised of $3,596 of trademark costs and $29,433 of purchases of property and equipment. This compares to $504 of net cash used by investing activities during the three months ended September 30, 2014, comprised of property and equipment purchases.

Net cash used in investing activities was $357 for the year ended June 30, 2014. This compares to $6,506 of net cash used by investing activities during the year ended June 30, 2013.

We did not have any financing activities for the three months ended September 30, 2014. Net cash provided by financing activities for the three months ended September 30, 2013 was $100,000 which is comprised of proceeds received from the Windsor Court Holdings, LLC loan.

Net cash provided by financing activities for the year ended June 30, 2014 was $876,337. This consisted of $1,500,000 in proceeds from the PIMCO Fund under a secured note payable and $100,000 in a related-party note payable, which amounts were offset by payments of $500,000 to Windsor Court Holdings, $100,000 in related party receivables and $123,663 in debt issuance costs related to the issuance of the delayed draw note issued to the PIMCO Fund. This compares to the $273,565 in cash provided by financing activities during the year ended June 30, 2013, of which $400,000 came from a related party note payable and $126,435 was used to pay accounts payable from related parties.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had changes in or disagreements with accountants on accounting and financial disclosure. Accell Audit and Compliance, P.A. has served as our registered independent public accounting firm since 2014.  There have been no changes in or disagreements on accounting or financial disclosure matters.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable because we are a smaller reporting company.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and directors as of the date hereof. Our executive officers are elected annually by our board of directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Directors and Executive Officers

Name	Age	Position
David E. Vautrin	44	Chief Executive Officer, director
Charles E. Joiner	41	President, director
Robert J. Miranda	62	Chief Financial Officer
Kevin Hirsch	54	Chief Business Development Officer, director
Brent D. Willis	54	Director (Chairman)

Set forth below is a brief description of the background and business experience of our executive officers and directors during the past five (5) years.

David E. Vautrin, Chief Executive Officer and director. Mr. Vautrin has been our Chief Executive Officer and a director since inception in September 2014. In addition, Mr. Vautrin has served and continues to serve as Chief Executive Officer and a director of our affiliated entities: Throwdown Industries, Inc. (2009-present), Throwdown Industries LLC (2012-present), TD Legacy, LLC (2012-present) and Throwdown Industries Holdings, LLC (2012-present). From 2007-2008, Mr. Vautrin was the Senior Vice President of Marketing at Cott Corporation, (NYSE: COT), a retail brand beverage company. Mr. Vautrin received his Bachelor of Science in Business Administration from the State University of New York.

Charles E. Joiner, President and director. Mr. Joiner has been our President and a director since inception in September 2014. In addition, Mr. Joiner has served and continues to serve as President and a director of our affiliated entities: Throwdown Industries, Inc. (2009-present), Throwdown Industries, LLC (2012-present), TD Legacy, LLC (2012-present) and Throwdown Industries Holdings, LLC (2012-present). Mr. Joiner received his Bachelors of Science in Business Marketing from Utah Valley University in Orem, Utah.

Robert J. Miranda, Chief Financial Officer. Mr. Miranda has been our Chief Financial Officer since inception in September 2014. Since August 2007, Mr. Miranda has been, and continues to serve as, the managing director of Miranda & Associates, a professional accountancy corporation. From March 2003 through October 2007, Mr. Miranda was a Global Operations Director at Jefferson Wells, where he specialized in providing Sarbanes-Oxley compliance reviews for public companies. Mr. Miranda is a licensed Certified Public Accountant and has over 35 years of experience in accounting, including experience in Sarbanes-Oxley compliance, auditing, business consulting, strategic planning and advisory services. He served as Chief Financial Officer of Balqon Corporation (BLQN) from October 2008 through October 2012. He served as Chief Executive Officer and Chief Financial Officer of Victory Energy Corporation (VYEY) from May 2009 through December 2011. He served as chairman of the board and audit committee of Victory Energy Corporation from December 2011 to October 2013. He served as chief financial officer and director of Saleen Automotive, Inc. (SLNN) from November 2011 through December 12, 2013. He currently serves as Chief Financial Officer of STW Resources Holdings, Inc. (STWS), an oil & gas services company based in Midland, Texas. Mr. Miranda has a bachelor’s degree in Business Administration from the University of Southern California, a certificate from the Owner/President Management Program from the Harvard Business School and membership in the American Institute of Certified Public Accountants. He is a certified public accountant licensed in California.

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Kevin Hirsch, MD, Chief Business Development Officer and director. Dr. Hirsch has served as the Chief Business Development Officer and as a director since inception in September 2014. In addition, Dr. Hirsch has served and continues to serve as a director for our affiliated entities: Throwdown Industries, Inc. (2009-present), Throwdown Industries, LLC (2012-present), TD Legacy, LLC (2012-present) and Throwdown Industries Holdings, LLC (2012-present). Dr. Hirsch is a board certified trauma surgeon and has been at Healthcare America (HCA) since May 2011, and prior at Bayfront Medical Center, St. Petersburg, Florida from 1992 to 2010, including as a trauma surgeon. Dr. Hirsch also was a founder and a member of the board of directors of DecisionHR, a professional employee organization, from 1995 until it was acquired by First Advantage Corporation in 2006. Dr. Hirsch is also a founder of Medical 6 Sigma, LLC, a management advisory consulting firm for large risk-adjusted group practices. Dr. Hirsch is also a private developer of commercial and institutional real estate and has, along with his sons, developed a line of nanotechnology antimicrobials.

Brent D. Willis, Chairman of the Board of Directors. Mr. Willis has served as the Chairman of our board of directors since inception in September 2014. In addition, Mr. Willis has served and continues to serve as Chairman for our affiliated entities: Throwdown Industries, Inc. (2008-present), Throwdown Industries, LLC (2012-present), TD Legacy, LLC (2012-present) and Throwdown Industries Holdings, LLC (2012-present). Mr. Willis has served as the Chief Executive Officer, President, Secretary and a director of Electronic Cigarettes International Group, LTD (ECIG) since June 25, 2013.  From June 2012 until June 2013, Mr. Willis served as Chief Operating Officer of Victory Electronic Cigarettes, Inc.  From 2009 to 2013, Mr. Willis served as the Chairman and Chief Executive Officer of Liberty Ammunition Inc., a private lead-free ammunition company.  From 2008 to 2009, Mr. Willis was the Chairman and Chief Executive Officer of Vascular Technologies, Inc., a private medical device company.  Mr. Willis served as the Chief Executive Officer and on the board of directors of Cott Corporation (NYSE: COT), a retail brand beverage company, from 2006 to 2008 and on the board of directors for the American Beverage Association.  From 2002 to 2006, Mr. Willis was the Global Chief Commercial Officer, President, and on the board of management for Anheuser-Busch InBev SA/NV (NYSE: BUD) AmBev (NYSE: ABV).  At InBev, he developed and implemented growth initiatives and acquisitions.  From 1996 through 2001, Mr. Willis served as a President in Latin America for the Coca-Cola Company.  From 1987 through 1996, Mr. Willis worked for Kraft Foods, Inc., where he managed a number of Kraft’s brands, developed their category management system in the United States, led acquisitions and joint ventures in Japan, Korea, Indonesia and others, and helped launch the Kraft brand in China.  Mr. Willis obtained a Bachelors of Science in Engineering from the United States Military Academy at West Point in 1982 and obtained a Masters in Business Administration from the University of Chicago in 1991.

Board of Directors

The minimum number of directors we are authorized to have is three and the maximum is seven.   Although we anticipate appointing additional directors in the future, as of the date hereof we have 4 directors consisting of David E. Vautrin, Charles Joiner, Kevin Hirsch, MD and Brent D. Willis. We considered Mr. Vautrin’s prior experience as an officer and director of our affiliated companies in concluding that he was qualified to serve as one of our directors. We considered Mr. Joiner’s prior experience as an officer and director of our affiliated companies as important factors in concluding that he was qualified to serve as one of our directors. We considered Dr. Hirsch’s prior experience as a director of our affiliated entities as important factors as well as his prior leadership and entrepreneurial experience as important factors in concluding that he was qualified to serve as one of our directors. We considered Mr. Willis’ prior experience as an officer and director of our affiliated entities as well as his experience as an officer and director of a public company as important factors in concluding that he was qualified to serve as one of our directors. Directors on our Board of Directors are elected for one-year terms and serve until the next annual security holders’ meeting or until their death, resignation, retirement, removal, disqualification, or until a successor has been elected and qualified. All officers are appointed annually by the Board of Directors and serve at the discretion of the Board. Currently, directors receive no compensation for their services on our Board.

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All directors will be reimbursed by us for any appropriate expenses incurred in attending directors meetings provided that we have the resources to pay these expenses. We will consider applying for officers and directors liability insurance at such time when we have the resources to do so.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our Board of Directors intends to establish an Audit Committee and a Compensation Committee. The Audit Committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The Compensation Committee will review and recommend compensation arrangements for the officers and employees. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. We believe that we will need a minimum of three independent directors to have effective committee systems.

As of the date hereof, we have not established any Board committees.

Family Relationships

No family relationship exists between any director, executive officer, or any person contemplated to become such.

Possible Potential Conflicts

We are unaware of any potential conflicts of interest.

Director Independence

We currently do not have any independent directors serving on our board of directors.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

•	had any bankruptcy petition filed by or against any business of which he was a general partner or executive officer, either at the time of the bankruptcy or within two years before that time;

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities;

•	been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been subject or a party to or any other disclosable event required by Regulation S-K.

53

Code of Business Conduct and Ethics

We have adopted a code of ethics that applies to the principal executive officer and principal financial and accounting officer.  We will provide to any person without charge, upon request, a copy of our code of ethics.  Requests may be directed to our principal executive offices at 18 Goodyear, Suite 125, Irvine, CA 92618.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the named executive officers for services rendered to us for the years ended June 30, 2014 and 2013. The compensation listed in the table below represents amounts paid to our executive officers from our wholly-owned operating subsidiary and predecessor company, Throwdown Industries Holdings, LLC for the periods presented.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)(1)	Total ($)
David E. Vautrin, Chief Executive Officer and director	2014	$86,362	—	—	$33,435	$119,797

	2013	$80,000	—	—	$15,928	$95,928
Charles E. Joiner, President and director	2014	$83,193	—	—	$33,435	$116,628

	2013	$80,000	—	—	$16,344	$96,344
Robert Miranda, Chief Financial Officer	2014	N/A	N/A	N/A	N/A	N/A
(Since September, 2014)
	2013	N/A	N/A	N/A	N/A	N/A

(1)	Each of Mr. Vautrin and Mr. Joiner receive additional compensation equal to 2% of the company’s gross revenues, which are reflected in the table above under “All Other Compensation”.

Other than as set forth in the table above, there has been no cash or non-cash compensation awarded to, earned by or paid to any of our officers and directors during the periods set forth above.

Director Compensation

Currently, directors receive no compensation for their services on our Board. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings provided that we have the resources to pay these expenses.

Employment Agreements

We do not currently have any agreements with our executive officers.

54

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information after giving effect to the Distribution with respect to the beneficial ownership of our common stock, the sole outstanding class of our voting securities, by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) each executive officer named in the Summary Compensation Table in the section entitled “Executive Compensation” above and (iv) all executive officers and directors as a group. As of December 31, 2014, we had 4,000,000 shares of common stock issued and outstanding and TD Legacy, LLC had 138,068 membership units issued and outstanding.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the date of this Registration statement are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name And Address (1)	Number Of Shares Beneficially Owned		Percentage Owned
5% Stockholders:

PIMCO High Yield Portfolio (2)	444,444	(3)	10.00%
Lisa Ann Willis (4)	274,995		6.87%

Executive Officers:

David E. Vautrin	1,121,013	(5)	28.03%
Charles E. Joiner	605,122		15.13%
Robert Miranda	5,012		*
Kevin Hirsch, MD	244,083		6.10%

Directors:

Brent D. Willis	274,995		6.87%

All directors and officers as a group (5 persons)	2,250,253		56.26%

*Less than 1%

(1)	Unless otherwise indicated the address is c/o XFit Brands, Inc., 18 Goodyear, Suite 125, Irvine, CA 92618.
(2)	The address is 840 Newport Center Drive, Newport Beach, CA 92660. PIMCO High Yield Portfolio is a commingled 1940 Act registered fund, and the investment adviser of the fund is Pacific Investment Management Company LLC (PIMCO). The lead portfolio manager of the Fund is Christian Stracke. Mr. Stracke is a Managing Director of PIMCO and, in his capacity as the portfolio manager of the fund, is the natural person with voting and investment control over these shares on behalf of the fund.
(3)	Includes 444,444 shares under presently exercisable warrants.
(4)	The address is 1010 Central Ave. Unit 433, St Petersburg, FL 33705
(5)	Includes 1,121,013 shares held under a trust of which Mr. Vautrin is the trustee.
(6)	Includes 244,083 shares held under trust of which Mr. Hirsh’s wife is the trustee.

55

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 27, 2011, David Vautrin, Chief Executive Officer and Director of Throwdown Industries, Inc. (“TDINC”) converted promissory notes issued by TDINC in 2010 with an original principal amount of $145,000 into 8,136 shares of TDINC.

On January 26, 2012, TD Legacy, LLC (“TD Legacy”) and the shareholders of TDINC entered into a Contribution and Exchange Agreement whereby the shareholders collectively contributed 136.013 shares of TDINC for 136,013 limited liability company units of TD Legacy. Upon completion of the transaction, TD Legacy owned 100% of the outstanding stock of TDINC. David Vautrin, Brent Willis, Kevin Hirsch and Charles Joiner, directors of TDINC and TD Legacy were shareholders participating in this transaction receiving 41,694, 18,985, 21,925 and 22,887 TD Legacy limited liability company units, respectively.

On January 26, 2012, TD Legacy (the sole stockholder of TDINC) and TDINC entered into a Stock Redemption Agreement under which TDINC redeemed 69,367 shares of TDINC stock held by TD Legacy. TDINC issued TD Legacy an 8% $5,000,000 promissory note in consideration of the TDINC shares being redeemed. The note had a January 26, 2017 maturity date. The note was cancelled on November 2, 2012 in consideration of TD Legacy’s contribution to Throwdown Industries Holdings, LLC (“Holdings’)

On January 26, 2012, TD Legacy and Throwdown Industries, LLC (“Industries”) entered into a Stock Purchase Agreement under which TD Legacy sold and contributed 66,646 shares of TDINC to Industries as a capital contribution in consideration of a 49% LLC interest in Industries. TD Legacy and Industries have common directors. Affliction Holdings, LLC (“Affliction”) contributed know how, marketing, distribution and resources to Industries as its capital contribution for a 51% LLC interest in Industries.

On January 26, 2012, Affliction, provided a guaranty of the $5 million TDINC promissory note issued to TD Legacy. In addition, on January 26, 2012, Affliction entered into a (i) Management Services Agreement with TDINC and (ii) a License Agreement with Industries.

On August 23, 2012, Affliction, TDINC, Industries and TD Legacy entered into a Separation Agreement under which Affliction and the Throwdown entities terminated all of their relationships including termination of the Management Services Agreement and the License Agreement as well as Industries’ guaranty and security agreement provided to Wells Fargo Bank under Affliction’s financing as well as termination of TDINC’s Trademark Collateral Assignment and Security Agreement with Wells Fargo Bank.

On August 23, 2012, concurrent with the Separation Agreement, Affliction sold its 51% LLC interest in Industries to Windsor Court Holdings LLC (“WCH”).

On November 2, 2012, TD Legacy and WCH entered into that Master Contribution and Exchange Agreement under which they agreed to contribute their LLC interests in Industries to Holdings in exchange for a 75% (750 Units) and 25% (250 Units) LLC interest in Holdings, respectively. As part of TD Legacy’s contribution, TD Legacy agreed to cancel the $5 million promissory note issued by TDINC.

On November 2, 2012, TD Legacy and WCH entered into an Option Agreement whereby TD Legacy granted WCH the right to purchase up to 550 LLC Units in Holdings held by TD Legacy. The option was terminated on April 30, 2014 pursuant to a termination of option agreement entered into between TD Legacy and WCH.

56

On April 24, 2014, TD Legacy and Holdings entered into a Membership Interest Transfer Agreement with WCH under which WCH agreed to transfer its 250 LLC Units in Holdings to TD Legacy in exchange for repayment of all amounts due under its note with Holdings plus a transaction fee of $100,000.

As of April 24, 2014, Holdings loaned $100,000 to its sole member, TD Legacy. This loan was undocumented and is recorded as a related party loan on Holdings’ financial statement as of June 30, 2014.

As of June 30, 2014 and 2013, Holdings has $135,932 in salaries and bonuses payable to four of its officers and membership interest holders. These bonuses were to cover income taxes related to bonuses issued in 2009.

As of September 15, 2014, Holdings distributed $100,000 to its sole member, TD Legacy, which eliminated the April 2014 related party loan.

On September 26, 2014, XFit Brands, Inc. entered into a Contribution and Exchange Agreement with TD Legacy and Holdings under which TD Legacy contributed all of its membership interest in Holdings to XFit, in exchange for the issuance by XFit of four million (4,000,000) shares of common stock to TD Legacy.

On December 31, 2014, TD Legacy issued 173 limited liability company units to our chief financial officer in consideration his agreement to cancel indebtedness of $25,000 to him for consulting services previously rendered.

We believe that the foregoing transactions were in our best interests (or the best interests of our related party entities). Consistent with 78.140 of the Nevada Revised Statutes, it is our current policy that all transactions between us and our officers, directors and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, are approved by vote of the stockholders, or are fair to us as a corporation as of the time it is authorized, approved or ratified by the board. We will conduct an appropriate review of all related party transactions on an ongoing basis, and, where appropriate, we will utilize our audit committee for the review of potential conflicts of interest.

Except as set forth above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our common stock; or
(D)	Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

SELECTED FINANCIAL DATA

Not applicable because we are a smaller reporting company.

SUPPLEMENTARY FINANCIAL INFORMATION

Not applicable because we are a smaller reporting company.

57

EXPERTS

The financial statements of Throwdown Industries Holdings, LLC, our wholly-owned subsidiary and predecessor company, included in this prospectus and in the registration statement have been audited by Accell, Audit and Compliance, P.A., independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Indeglia & Carney LLP, Los Angeles, California. Upon consummation of the Distribution, Indeglia & Carney will own 1,999 shares of our common stock.

AVAILABLE INFORMATION

We are filing with the SEC this registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

58

XFIT BRANDS, INC.

FINANCIAL STATEMENTS

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

AUDITED CONSOLIDATED FINANCIAL STATEMENTS: THROWDOWN INDUSTRIES HOLDINGS, LLC AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS: XFIT BRANDS, INC. AND SUBSIDIARIES

59

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Throwdown Industries Holdings, LLC and Subsidiaries

We have audited the accompanying consolidated balance sheets of Throwdown Industries Holdings, LLC and subsidiaries (the “Company”) as of June 30, 2014 and 2013 and the related consolidated statements of operations, members’ deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Throwdown Industries Holdings, LLC and subsidiaries as of June 30, 2014 and 2013, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Accell Audit and Compliance, P.A.

November 14, 2014

4868 West Gandy Boulevard i Tampa, Florida 33611 i 813.440.6380

F-1

Throwdown Industries Holdings, LLC and Subsidiaries

Consolidated Balance Sheets

	June 30:
	2014	2013
ASSETS
Current Assets
Cash	$360,323	$41,736
Accounts receivable	20,900	101,659
Royalties receivable	55,633	—
Related party receivable	100,000	—
Inventory	200,471	23,618
Total Current Assets	737,327	167,013

Property and equipment, net	830	5,422

Other Assets
Deposits	4,513	5,115
Debt issuance costs, net	123,087	—
TOTAL ASSETS	$865,757	$177,550

LIABILITIES AND MEMBERS' DEFICIT
Current Liabilities
Accounts payable	$131,144	$165,234
Related party payable	135,932	—
Accrued expenses	31,155	68,656
Payroll taxes payable	—	343,700
Customer deposits	41,249	147,745
Note payable – related party	—	400,000
Total Current Liabilities	339,480	1,125,335
Related party payable	—	135,932
Note payable, net of unamortized loan discount	1,123,306	—
Total Liabilities	1,462,786	1,261,267

Commitments and contingencies (Note 6)	—	—

Members' Deficit
Members’ interest	3,819,667	3,442,187
Accumulated deficit	(4,416,696)	(4,525,904)
Total Members’ Deficit	(597,029)	(1,083,717)
TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$865,757	$177,550

See Independent Auditors’ Report and accompanying notes to the consolidated financial statements.

F-2

Throwdown Industries Holdings, LLC and Subsidiaries

Consolidated Statements of Operations

	For the Years Ended June 30:
	2014	2013
Revenues
Product sales	$1,397,645	$1,022,775
Royalties	140,894	17,764
Total revenues	1,538,539	1,040,539
Cost of revenues	804,940	564,695
Gross profit	733,599	475,844
Operating expenses
General and administrative	496,025	680,801
Sales and marketing	182,812	117,030
Total operating expenses	678,837	797,831
Income (loss) from operations	54,762	(321,987)
Other income (expense)
Interest expense	(40,321)	(138,258)
Loss on settlement with Affliction	—	(91,590)
Gain on settlement of payroll tax debt	98,336	—
Loss on write-off of property and equipment	(3,569)	—
Income from licensing fees	114,190	—
Loss on value of marketable securities	(114,190)	—
Net income (loss)	$109,208	$(551,835)
Pro-forma Income (loss) per common share basic and diluted	$0.0273	$(0.1380)
Pro-forma Weighted average shares outstanding – basic and diluted (See Note 1, Income (loss) per Share)	4,000,000	4,000,000

See Independent Auditors’ Report and accompanying notes to the consolidated financial statements.

F-3

Throwdown Industries Holdings, LLC and Subsidiaries

Consolidated Statements of Changes in Members' Deficit

For the Years Ended June 30, 2014 and 2013

	Members’ Interests		Accumulated	Total Members’
	Units	Amount	Deficit	Deficit
Balance, June 30, 2012	1,000,000	$(1,557,813)	$(3,974,069)	$(5,531,882)
Cancellation of note payable to TD Legacy, LLC (Note 4)	—	5,000,000	—	5,000,000
Net loss	—	—	(551,835)	(551,835)
Balance, June 30, 2013	1,000,000	3,442,187	(4,525,904)	(1,083,717)
Issuance of warrants	—	377,480	—	377,480
Net income	—	—	109,208	109,208

Balance, June 30, 2014	1,000,000	$3,819,667	$(4,416,696)	$(597,029)

See Independent Auditors’ Report and accompanying notes to the consolidated financial statements.

F-4

Throwdown Industries Holdings, LLC and Subsidiaries

Consolidated Statements of Cash Flows

	For the Years Ended June 30:
	2014	2013
Cash flows from operating activities:
Net income (loss)	$109,208	$(551,835)
Adjustments to reconcile net income (loss) to net cash from operations:
Depreciation and amortization	1,380	1,084
Loss on settlement with Affliction	—	91,590
Loss on write-off of property and equipment	3,569	—
Amortization of debt issuance costs and loan discount	1,362	—
Changes in operating assets and liabilities:
Accounts receivable	80,759	(64,996)
Royalties receivable	(55,633)	—
Inventory	(176,853)	205,859
Deposits	602	5,293
Accounts payable	(34,090)	3,494
Accrued expenses	(37,501)	(90,112)
Payroll taxes payable	(343,700)	26,122
Customer deposits	(106,496)	147,745
Net cash from operating activities	(557,393)	(225,756)
Cash flows from investing activities
Purchases of property and equipment	(357)	(6,506)
Net cash from investing activities	(357)	(6,506)
Cash flows from financing activities
Related party payable	—	(126,435)
Related party receivable	(100,000)	—
Proceeds from note payable	1,500,000	—
Proceeds from note payable – related party	100,000	400,000
Payments on note payable – related party	(500,000)	—
Debt issuance costs	(123,663)	—
Net cash from financing activities	876,337	273,565
Net change in cash	318,587	41,303
Cash, beginning of year	41,736	433
Cash, end of year	$360,323	$41,736
Supplemental cash flow information:
Cash paid for interest	$28,677	$290,927
Non-cash investing and financing activities:
Cancellation of note payable to TD Legacy, LLC	$—	$5,000,000
Value of marketable securities received as license fees	114,190	—
Loss on value of marketable securities	(114,190)	—
Issuance of warrants	377,480	—

See Independent Auditors’ Report and accompanying notes to the consolidated financial statements.

F-5

Throwdown Industries Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2014 and 2013

NOTE 1 – NATURE OF THE BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

History of the Company

The business was founded in 2003 under the Throwdown name, and was originally incorporated in 2007 as Throwdown Industries, Inc. (“TDINC”), a California corporation.

As part of a restructuring plan, Throwdown Industries, LLC (“TDLLC”), a Delaware limited liability company, was formed on January 11, 2012.

On January 26, 2012, all shareholders of TDINC contributed their shares, totaling 136,013 of TDINC, to Throwdown Legacy, LLC (“TD Legacy”) in exchange for a corresponding 136,013 units of membership interests in TD Legacy, making TD Legacy the sole shareholder of TDINC. TDINC then redeemed 69,367 of its shares from TD Legacy for a $5,000,000 promissory note. TD Legacy sold the remaining 66,646 shares of TDINC to TDLLC in exchange for 49% ownership of TDLLC.

On January 26, 2012, Affliction Holdings, LLC (“Affliction”), a California limited liability company, acquired 51% ownership of TDLLC for consideration of contributed know-how, marketing, distribution, and resources to TDLLC.

On August 23, 2012, Windsor Court Holdings, LLC (“WCH”), purchased all of Affliction’s ownership interest in TDLLC.

On September 13, 2012, Throwdown Industries Holdings, LLC (“Holdings”), a Delaware limited liability company, was formed. On November 2, 2012, as part of a new restructuring plan, WCH contributed all of its ownership of TDLLC in exchange for 25% ownership interest in Holdings, and TD Legacy contributed all of its ownership of TDLLC in exchange for 75% ownership interest in Holdings.

On April 24, 2014, Holdings paid the balance of the $500,000 note payable to WCH and TD Legacy acquired the 25% in Holdings held by WCH. On April 24, 2014, WCH transferred all of its ownership interest of Holdings to TD Legacy which made TD Legacy the sole owner of 100% of the ownership interests in Holdings.

On September 26, 2014, TD Legacy contributed 100% of the member interests of Holdings to XFit Brands, Inc. (“XFit”), a Nevada corporation, in exchange for 4,000,000 shares of XFit common stock.  After this exchange, TD Legacy owns 100% of XFit, which in turn owns 100% of Holdings.

Holdings’ principal business activity is the design, development, and worldwide marketing and selling of functional equipment, training gear, apparel and accessories for the impact sports market and fitness industry. Products are marketed and sold under the “Throwdown®” brand name to gyms, fitness facilities and directly to consumers via an internet website and through third party catalogues through a mix of independent distributors and licensees throughout the world.

Basis of Presentation

The consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

F-6

Throwdown Industries Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2014 and 2013

Basis of Consolidation

The consolidated financial statements for the years ended June 30, 2014 and 2013 include the accounts of Holdings and its wholly owned subsidiaries, TDINC and TDLLC (together, the “Company”). All significant intercompany transactions and balances have been eliminated in consolidation.

The Company also consolidates any variable interest entities (“VIEs”), of which it is the primary beneficiary, as defined within Accounting Standards Codification (“ASC”) 810. The Company does not have any VIEs that are required to be consolidated as of June 30, 2014 or 2013.

Use of Estimates

Consolidated financial statements prepared in accordance with GAAP require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Among other things, management has estimated the collectability of its accounts receivable, the valuation of long lived assets, and equity instruments issued for financing. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk include cash, accounts receivable, revenue, and vendor concentrations. At times, the Company maintains deposits in federally insured financial institutions in excess of federally insured limits. Management monitors the credit rating and concentration of risk with these financial institutions on a continuing basis to mitigate risk.

The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures.

As of June 30, 2014, three customers accounted for 65% of accounts receivable. As of June 30, 2013, two customers accounted for 84% of accounts receivable. During the years ended June 30, 2014 and 2013, three customers accounted for 39% and 50% of total revenues, respectively.

As of June 30, 2014 and 2013, three vendors accounted for 73% and 60% of total accounts payable, respectively. During the years ended June 30, 2014 and 2013, three vendors accounted for 82% and 76% of total purchases, respectively.

 Fair Value of Financial Instruments

ASC 820 defines “fair value” as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

The Company determines the fair value of its financial instruments based on a three-level hierarchy for fair value measurements under which these assets and liabilities must be grouped, based on significant levels of observable or unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect management’s market assumptions. This hierarchy requires the use of observable market data when available. These two types of inputs have created the following fair-value hierarchy:

Level 1 — Valuations based on unadjusted quoted market prices in active markets for identical securities.

F-7

Throwdown Industries Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2014 and 2013

Level 2 — Valuations based on observable inputs (other than Level 1 prices), such as quoted prices for similar assets at the measurement date; quoted prices in markets that are not active; or other inputs that are observable, either directly or indirectly.

Level 3 — Valuations based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value measurement.

At June 30, 2014, the warrants issued in connection with the loan discussed in Note 3 were measured at fair value on a non-recurring basis using unobservable inputs (Level 3).

Financial Instruments

The carrying amounts of cash, accounts and royalties receivable, accounts payable and accrued expenses approximate fair value as of June 30, 2014 and 2013, due to the short-term nature of the instruments.

Long-lived Assets and Intangible Assets

In accordance with ASC 350-30, the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made.

The Company had no such asset impairments at June 30, 2014 or 2013. There can be no assurance, however, that market conditions will not change or demand for the Company’s products under development will continue. Either of these could result in future impairment of long-lived assets.

Marketable securities

Marketable securities classified as available-for-sale are carried at fair value. Unrealized gains and losses from available for sale investments in equity securities are reported as other income or expense in the consolidated statements of operations. Investments in equity securities are recorded on a trade-date basis

Revenue Recognition

Product revenues are recognized upon shipment of inventory to customers. Royalty and license revenues are recognized upon the terms of the underlying license agreements, when amounts are reliably measurable and collectibility is assured.

Trade accounts receivable consist primarily of receivables from product sales. Management determines the allowance for doubtful accounts based on historical losses and current economic conditions. On a continuing basis, management analyzes delinquent receivables, and once these receivables are determined to be uncollectible, they are written off against an existing allowance account. As of June 30, 2014 and 2013, the Company has determined that an allowance for doubtful accounts is not necessary.

F-8

Throwdown Industries Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2014 and 2013

Cash and Cash Equivalents

The Company considers cash on hand, cash in banks and other highly liquid instruments purchased with an original maturity date of three months or less to be cash equivalents.

Inventory

Inventory, which primarily represents finished goods, is valued at the lower of cost or market. Cost has been derived principally using standard costs utilizing the first-in, first-out method. Write-downs for finished goods are recorded when the net realizable value has fallen below cost and provide for slow moving or obsolete inventory.

Income Taxes

As a limited liability company, the Company is not a taxpaying entity for federal income tax purposes. Accordingly, the Company’s federal taxable income or loss is allocated to its members in accordance with their respective percentage ownership. Therefore, no provision or liability for federal income taxes has been included in the accompanying financial statements. TDINC is subject to federal income taxes and accounts for these under the liability method, whereby deferred tax assets and liabilities are recognized for the difference between the financial and income tax reporting bases of its assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Federal income tax for TDINC was not significant at June 30, 2014 and 2013 and no amounts for deferred taxes are included in the consolidated financial statements.

The Company has adopted the provisions set forth in ASC 740 to account for uncertainty in income taxes. In the preparation of income tax returns in federal and state jurisdictions, the Company asserts certain tax positions based on its understanding and interpretation of the income tax law. The taxing authorities may challenge such positions, and the resolution of such matters could result in recognition of income tax expense in the Company’s consolidated financial statements. Management believes it has used reasonable judgments and conclusions in the preparation of its income tax returns.

The Company uses the “more likely than not” criterion for recognizing the tax benefit of uncertain tax positions and to establish measurement criteria for income tax benefits. The Company has determined that it has no material unrecognized tax assets or liabilities related to uncertain tax positions as of June 30, 2014 and 2013. The Company does not anticipate any significant changes in such uncertainties and judgments during the next 12 months.

The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties on its consolidated balance sheets at June 30, 2014 and 2013.

The Company files income tax returns in the U.S. federal jurisdiction and one state jurisdiction. The Company’s periodic tax returns filed in 2010 and, thereafter, are subject to examination by taxing authorities in accordance with normal statutes of limitations in the applicable jurisdictions.

Taxes Collected from Customers and Remitted to Governmental Authorities

The Company reports taxes collected, which are primarily sales tax, on a net basis.

F-9

Throwdown Industries Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2014 and 2013

Income (Loss) per Share

The basic loss per share is calculated, assuming the subsequent event transaction discussed in Note 7 was retroactively applied to the periods presented, by dividing the Company’s net loss available to common shareholders, assuming the subsequent event transaction discussed in Note 7 was retroactively applied to the periods presented, by the weighted average number of pro-forma common shares during the period. The diluted net loss per share is calculated by dividing the Company’s net income (loss) available to pro-forma common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of pro-forma shares outstanding is the basic weighted average number of pro-forma shares adjusted for any potentially dilutive debt or equity. Diluted net loss per share is the same as basic net loss per share due to the lack of dilutive items. As of June 30, 2014, the Company had 444,445 dilutive pro-forma shares outstanding that are attributable to the PIMCO warrant, which have been excluded as their effect is anti-dilutive.

Property and Equipment, net

Property and equipment are stated at cost, net of accumulated depreciation and amortization. The cost of property and equipment is depreciated or amortized on the straight-line method over the following estimated useful lives:

Computer equipment and software	3 years
Furniture	3 years
Machinery	3-5 years

Leasehold improvements are amortized over the lesser of the term of the lease or the estimated useful life of the improvements.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense was $13,204 and $31,299 for the years ended June 30, 2014 and 2013, respectively, and is included in sales and marketing expenses on the consolidated statements of operations.

Debt Issuance Costs

Costs associated with obtaining financing are capitalized and amortized over the term of the related loans using the effective interest method. As of June 30, 2014, the Company had $123,663 of total gross debt issuance costs. Amortization of the debt issuance costs was $576 for the year ended June 30, 2014, which was recorded as a component of interest expense on the consolidated statements of operations.

Shipping and Handling Fees

All amounts billed to a customer in a sales transaction related to shipping and handling represent revenues and are reported as product sales in the consolidated statements of operations. Costs incurred by the Company for shipping and handling are reported within costs of revenues in the consolidated statements of operations.

Recent Accounting Pronouncements

The Company has implemented all new accounting standards and does not believe that there are any other new accounting pronouncements that have been issued that may have a material impact on the consolidated financial statements.

Subsequent Events

In accordance with ASC 855, the Company evaluated subsequent events through the date of this report, which was the date the consolidated financial statements were available for issue.

F-10

Throwdown Industries Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2014 and 2013

NOTE 2 – PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at:

	June 30:
	2014	2013
Office furniture and equipment	$12,298	$11,795
Leasehold improvements	—	5,575
	12,298	17,370
Less: Accumulated depreciation and amortization	(11,468)	(11,948)
Total Property and Equipment, net	$830	$5,422

Depreciation and amortization expense for the years ended June 30, 2014 and 2013 was $1,380 and $1,084, respectively.

NOTE 3 – NOTE PAYABLE

The note payable is comprised of the following at June 30, 2014:

Note payable	$1,500,000
Less: Unamortized loan discount	(376,694)
Total Note Payable, net	$1,123,306

On June 10, 2014, the Company entered into a Note Purchase Agreement (“Agreement”) with Pacific Investment Management Company (“PIMCO”) that authorized the issuance of up to $2,500,000. On June 12, 2014, the Company entered into a Senior Secured Note (“Note”) whereby the Company drew $1,500,000. The note bears interest at 14% and matures on June 12, 2017. The note bears an effective interest rate of 21%. This Note is collateralized by all of the assets of the Company.

In connection with the Agreement, the Company incurred $123,663 of legal and accounting fees in relation to the due diligence and documenation of the note payable. These debt issuance costs are being amortized using the effective interest method over the five year term of the note payable.

The Note includes various covenants, including but not limited to, having annual audited financial statements within 90 days of the end of the fiscal year. At June 30, 2014, the Company failed to meet certain covenants identified in the Note, for which the Company obtained a waiver.

In connection with the Note, the Company granted warrants to acquire up to 10% of the Company’s capital stock based on an aggregate enterprise fair market value of $15.0 million. The Company valued the warrants using the Black-Scholes option pricing model with the following variables: annual dividend yield of 0%; expected life of 10 years; risk free rate of return of 2.92%; and expected volatility of 0%. The Company estimated the value of the warrants to be $377,480, which is recorded as a loan discount and is being amortized under the effective interest method to interest expense over the term of the loan.

F-11

Throwdown Industries Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2014 and 2013

NOTE 4 – RELATED PARTY TRANSACTIONS

Related Party Receivable

As of June 30, 2014, the Company has $100,000 related party receivable from TD Legacy, the sole member of Holdings. In June 2014, the Company paid the balance of the $500,000 note payable to WCH and an additional $100,000 transaction fee on behalf of TD Legacy, which redeemed the 25% interest in Holding from WCH to TD Legacy.

Related Party Payable

As of June 30, 2014 and 2013, the Company has $135,932 of salaries and bonuses payable to four of its officers and membership interest holders. These bonuses were to cover income taxes relating to bonuses issued during 2009.

Note payable – TD Legacy, LLC

On January 26, 2012, TD Legacy and TDINC entered into a Stock Redemption Agreement under which TDINC redeemed 69,367 shares of TDINC stock held by TD Legacy for consideration of a $5,000,000 promissory note. The note had a maturity date of January 26, 2017 and bore interest at 8% per year. Upon the restructuring, this note was cancelled on November 2, 2012 in consideration of TD Legacy’s contribution to Holdings.

Affliction Management Services Agreement and License Agreement

On January 26, 2012, TD Legacy and TDLLC entered into a Stock Purchase Agreement under which TD Legacy sold and contributed 66,646 shares of TDINC to TDLLC as a capital contribution in consideration of a 49% member interest in TDLLC. TD Legacy and TDLLC have common directors. Affliction contributed know how, marketing, distribution resources to Industries as its capital contribution for a 51% LLC interest in TDLLC.

On January 26, 2012, Affliction provided a guaranty of the $5 million TDINC promissory note issued to TD Legacy. In addition, on January 26, 2012, Affliction entered into a (i) Management Services Agreement with TDINC and (ii) a License Agreement with Industries.

On August 23, 2012, Affliction, TDINC, TDLLC and TD Legacy entered into a Separation Agreement under which Affliction and the Company terminated all of their relationships including termination of the Management Services Agreement and the License Agreement, TDLLC’s guaranty and security agreement provided to Wells Fargo Bank under Affliction’s financing, and termination of TDINC’s Trademark Collateral Assignment and Security Agreement with Wells Fargo Bank under Affliction’s financing.

On August 23, 2012, concurrent with the Separation Agreement, Affliction sold its 51% interest in TDLLC to WCH.

On February 20, 2013, the Agreement and Release between Affliction and the Company was executed. This agreement resulted in the transfer to Holdings the remaining inventory, intellectual property, and other assets of the Company and terminated all other agreements between the parties.

F-12

Throwdown Industries Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2014 and 2013

During the year ended June 30, 2013, the Company realized a loss of $91,590 upon the settlement with Affliction, which is recorded as a loss on settlement with Affliction on the consolidated statements of operations.

Note Payable - WCH

On November 2, 2012, TD Legacy and WCH entered into that Master Contribution and Exchange Agreement under which they agreed to contribute their member interests in TDLLC to Holdings in exchange for a 75% (750 Units) and 25% (250 Units) member interest in Holdings, respectively. As part of TD Legacy’s contribution, TD Legacy agreed to cancel the $5 million promissory note issued by TDINC.

On November 2, 2012, Holdings issued a $1.5 million revolving note payable to WCH. The note has an interest rate of 6% and a maturity date of December 31, 2014. The Company initially drew $400,000 under this note. In September 2013, the Company drew an additional $100,000. The note was paid in full on June 12, 2014 with proceeds of the note payable to PIMCO (Note 3).

On April 24, 2014, TD Legacy and Holdings entered into a Membership Interest Transfer Agreement with WCH under which WCH agreed to transfer its 250 LLC Units in Holdings to TD Legacy in exchange for repayment of all amounts due under its note with Holdings plus a transaction fee of $100,000.

NOTE 5 – LICENSING AGREEMENT

On October 2, 2013, the Company entered into a license agreement with Dethrone Royalty Holdings, Inc. (“Dethrone”), pursuant to which the Company granted an exclusive, non-sub licensable and non-assignable right to Dethrone to use Company trademarks and other intellectual property. In consideration for the license agreement, the Company shall receive royalties of 10% of the net revenue generated by sales and other transfers of the licensed products during the term of the license agreement (subject to minimum requirement). In addition to the royalty payments, the Company received 5,437,603 shares of Dethrone’s common stock, at a trading value of $114,190, which has been recorded as other income on the consolidated statements of operations. As of June 30, 2014, the Company wrote down the shares to fair market value, which has been recorded as a loss on value of marketable securities on the consolidated statements of operations. The change was due to a decline in the fair value of the marketable security which, in the opinion of management, was considered to be other than temporary.

NOTE 6 – COMMITMENTS AND CONTINGINCIES

Lease Commitments

The Company leases its office and warehouse facilities under a two year operating lease that expires on November 30, 2015. The lease calls for monthly payments of $4,865, which includes operating expenses, insurance and taxes on the property.

F-13

Throwdown Industries Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2014 and 2013

Future minimum lease payments under the operating lease as of June 30, 2014 are as follows:

For the years ending June 30:
2015	$41,424
2016	17,260
Total	$58,684

Rent expense for the years ended June 30, 2014 and 2013 was $57,087 and $35,030, respectively.

Litigation

From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable. No amounts have been accrued in the consolidated financial statements with respect to any matters.

NOTE 7 – SUBSEQUENT EVENTS

Related party transaction with XFit Brands, Inc.

On September 26, 2014, XFit entered into a Contribution and Exchange Agreement with TD Legacy and Holdings under which TD Legacy contributed all of its membership interest in Holdings to XFit in exchange for the issuance by XFit of 4,000,000 shares of common stock to TD Legacy. The result of this transaction is that Holdings becomes a wholly owned subsidiary of XFit.

F-14

XFit Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30, 2014	June 30, 2014
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$213,999	$360,323
Accounts receivable	67,428	20,900
Royalties receivable	75,393	55,633
Related party receivable	—	100,000
Inventory	343,943	200,471
Total Current Assets	700,763	737,327

Property and equipment, net	28,906	830
Other Assets
Debt issuance costs, net	111,996	123,087
Deposits	4,513	4,513
Trademark, net	3,506	—
TOTAL ASSETS	$849,684	$865,757

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable	$225,162	$131,144
Related party payable	135,932	135,932
Accrued expenses	83,679	31,155
Deferred royalty revenue	25,000	—
Customer deposits	279,119	41,249
Total Current Liabilities	748,892	339,480
Note payable, net of unamortized loan discount	1,147,705	1,123,306
Total Liabilities	1,896,597	1,462,786

Commitments and contingencies (Note 5)	—	—

Stockholders' Deficit
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding as of September 30, 2014 and June 30, 2014	—	—
Common stock, $0.0001 par value, 250,000,000 shares authorized, 4,000,000 and 0 shares issued and outstanding as of September 30, 2014 and June 30, 2014, respectively	4,000	4,000
Additional paid in capital	3,715,667	3,815,667
Accumulated deficit	(4,766,580)	(4,416,696)
Total Stockholders’ Deficit	(1,046,913)	(597,029)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$849,684	$865,757

See accompanying notes to the consolidated financial statements.

F-15

XFit Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended September 30,
	2014	2013
Revenues
Product sales	$231,203	$397,058
Royalties	62,948	9,951
Total revenues	294,151	407,009
Cost of revenues	208,051	212,941
Gross profit	86,100	194,068
Operating expenses
General and administrative	314,084	79,732
Sales and marketing	46,292	45,562
Total operating expenses	360,376	125,294
(Loss) income from operations	(274,276)	68,774
Other income (expense)
Interest expense, net	(77,608)	(6,759)
Other income	2,000	147
Net (loss) income	$(349,884)	$62,162
(Loss) income per common share – basic and diluted	$(0.0875)	$0.0156
Weighted average common shares outstanding – basic and diluted	4,000,000	4,000,000

See accompanying notes to the consolidated financial statements.

F-16

XFit Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Changes in Stockholders' Deficit

For the Three Months Ended September 30, 2014

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders’
	Number	Amount	Capital	Deficit	Deficit
Balance June 30, 2014	4,000,000	$4,000	$3,815,667	$(4,416,696)	$(597,029)

Distribution	—	—	(100,000)	—	(100,000)

Net loss	—	—	—	(349,884)	(349,884)

Balance September 30, 2014	4,000,000	$4,000	$3,715,667	$(4,766,580)	$(1,046,913)

See accompanying notes to the consolidated financial statements.

F-17

XFit Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

	For the Three Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net (loss) income	$(349,884)	$62,162
Adjustments to reconcile net (loss) income to net cash from operations:
Depreciation and amortization	1,448	583
Amortization of debt issuance costs and loan discount	35,490	—
Changes in operating assets and liabilities:
Accounts receivable	(46,528)	11,655
Royalties receivable	(19,760)	—
Inventory	(143,472)	(67,138)
Accounts payable	94,017	(20,725)
Accrued expenses	52,524	(1,544)
Deferred royalty revenues	25,000	—
Payroll taxes payable	—	(12,622)
Customer deposits	237,870	(89,115)
Net cash from operating activities	(113,294)	(116,744)
Cash flows from investing activities
Trademark costs	(3,596)	—
Purchases of property and equipment	(29,433)	(504)
Net cash from investing activities	(33,029)	(504)
Cash flows from financing activities
Proceeds from note payable – related party	—	100,000
Net cash from financing activities	—	100,000
Net change in cash	(146,324)	(17,248)
Cash, beginning of period	360,323	41,736
Cash, end of period	$213,999	$24,488
Supplemental cash flow information:
Cash paid for interest	$71,954	$10,877
Non-cash investing and financing activities:
Distribution to limited liability company member and a related party	$100,000	$—
Issuance of common stock in exchange for LLC interests	4,000	—

See accompanying notes to the consolidated financial statements.

F-18

XFit Brands, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

(Unaudited)

NOTE 1 – NATURE OF THE BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

History of the Company

XFit Brands, Inc. (“XFit” or the “Company”) principal business activity is the design, development, and worldwide marketing and selling of functional equipment, training gear, apparel and accessories for the impact sports market and fitness industry. Products are marketed and sold under the “Throwdown®” brand name to gyms, fitness facilities and directly to consumers via an internet website and through third party catalogues through a mix of independent distributors and licensees throughout the world.

These financial statements represent the consolidated financial statements of XFit and its wholly owned operating subsidiaries Holdings and Throwdown Industries, Inc. XFit was formed as a corporation under the laws of the State of Nevada on September 16, 2014. The financial statements have been restated to reflect this conversion.

On September 26, 2014, XFit entered into a Contribution and Exchange Agreement with TD Legacy, LLC (“TD Legacy”) and Throwdown Industries Holdings, LLC (“Holdings”) under which TD Legacy contributed all of its membership interest in Holdings to XFit in exchange for the issuance by XFit of 4,000,000 shares of common stock to TD Legacy. The result of this transaction is that Holdings becomes a wholly owned subsidiary of XFit.

Basis of presentation

The accompanying condensed consolidated financial statements are unaudited, but in the opinion of management, reflect all adjustments necessary to fairly state the Company’s financial position, results of operations, and cash flows as of and for the dates and periods presented. The condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information.

These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and footnotes as of and for the years ended June 30, 2014 and 2013.  The June 30, 2014 and 2013 financial statements are those of our predecessor company and wholly-owned subsidiary Throwdown Industries Holdings, LLC and subsidiaries. The results of operations for the three months ended September 30, 2014 are not necessarily indicative of results that may be expected for the year ending June 30, 2015, or for any other interim period.

Recent Accounting Pronouncements

The Company has implemented all new accounting standards and does not believe that there are any other new accounting pronouncements that have been issued that may have a material impact on the consolidated financial statements.

Subsequent Events

In accordance with ASC 855, the Company evaluated subsequent events through the date of this report, which was the date the consolidated financial statements were available for issue.

Income (Loss) per Share

The basic loss per share is calculated by dividing the Company’s net loss available to common shareholders by the weighted average number of common shares during the period. The diluted net loss per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted average number of shares adjusted for any potentially dilutive debt or equity. Diluted net loss per share is the same as basic net loss per share due to the lack of dilutive items. As of September 30, 2014, the Company had 444,445 dilutive shares outstanding that are attributable to the PIMCO warrant, which have been excluded as their effect is anti-dilutive.

F-19

XFit Brands, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

(Unaudited)

NOTE 2 – PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at:

	September 30, 2014	June 30, 2014
Office furniture and equipment	$28,478	$12,298
Warehouse equipment	13,254	—
	41,732	12,298
Less: Accumulated depreciation and amortization	(12,826)	(11,468)
Total Property and Equipment, net	$28,906	$830

Depreciation and amortization expense for the three months ended September 30, 2014 and June 30, 2014 was $1,358 and $1,380, respectively.

NOTE 3 – NOTE PAYABLE

The note payable is comprised of the following at September 30, 2014:

Note payable	$1,500,000
Less: Unamortized loan discount	(352,295)
Total Note Payable, net	$1,147,705

During the three months ended September 30, 2014, the company amortized $25,185 related to the loan discount and is recorded as a component of interest expense on the consolidated statements of operations.

NOTE 4 – RELATED PARTY TRANSACTIONS

Related Party Receivable

As of June 30, 2014, the Company had a related party receivable of $100,000 from TD Legacy, the sole member of Holdings at that time. In June 2014, Holdings paid the balance of the $500,000 note payable to Windsor Court Holdings, LLC (“WCH”) and an additional $100,000 transaction fee on behalf of TD Legacy, which redeemed the 25% interest in Holdings from WCH to TD Legacy. During the three months ended September 30, 2014, Holdings issued a $100,000 distribution to its sole member, TD Legacy, which eliminated the related party receivable.

Related Party Payable

As of September 30, 2014 and June 30, 2014, the Company has $135,932 of salaries and bonuses payable to four of its officers and membership interest holders. These bonuses were to cover income taxes relating to bonuses issued during 2009.

F-20

XFit Brands, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

(Unaudited)

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company leases its office and warehouse facilities under a two year operating lease that expires on November 30, 2015. The lease calls for monthly payments of $4,865, which includes operating expenses, insurance and taxes on the property.

Rent expense for the three months ended September 30, 2014 and 2013 was $14,594 and $13,950, respectively.

Litigation

From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable. No amounts have been accrued in the consolidated financial statements with respect to any matters.

F-21

4,000,000 Common Shares

XFIT BRANDS INC.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until ___________, 2015, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is:  ____________ __, 2015

60

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM. 13	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$1
Transfer Agent Fees*	$5,000
Accounting fees and expenses*	$20,000
Legal fees and expenses*	$50,000
Edgar filing, printing and miscellaneous expenses*	$10,000
TOTAL	$85,001

*Indicates expenses that have been estimated for filing purposes.

All amounts are estimates other than the Securities and Exchange Commission’s registration fee.

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the members of TD Legacy, LLC.

ITEM. 14	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our directors and officers are indemnified by the Nevada Revised Statutes (“NRS”). NRS does not limit the extent to which a company’s articles of incorporation may provide for indemnification of officers and directors, except to the extent any such provision may be held by the courts of the State of Nevada to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Article X of our Articles of Incorporation provides that to the fullest extent permitted under the NRS, a director shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for the following: (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (b) the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

The Company’s Bylaws

Article VI of our Bylaws provides that the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The Bylaws further provide that the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

61

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Act, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

Common Stock

On September 26, 2014, the registrant issued 4,000,000 shares of its common stock to TD Legacy, LLC in consideration of all of the issued and outstanding membership units of Throwdown Industries Holdings, LLC held by TD Legacy. The issuance was exempt under Section 4(a)(2) of the Securities Exchange Act of 1933, as amended.

Limited Liability Company Units

On November 2, 2012, Throwdown Industries Holdings, LLC issued 1,000 limited liability company units to each of TD Legacy, LLC and Windsor Court Holdings LLC in consideration of their contribution of their limited liability company interests in Throwdown Industries, LLC. The issuance was exempt under Section 4(a)(2) of the Securities Act of 1933, as amended.

Promissory Notes

On November 12, 2012, Throwdown Industries Holdings, LLC, issued a revolving note payable in the principle amount of $1,500,000 to Windsor Court Holdings, LLC, an accredited investor. The note bore interest at 6% per annum and had a maturity date of July 31, 2014. The note was paid in full on June 12, 2014 from the proceeds of the initial draw under a promissory note payable to the PIMCO Fund. The issuance was exempt under Section 4(a)(2) and/or Rule 506 of the Securities Act of 1933, as amended.

On June 12, 2014, Throwdown Industries Holdings, LLC, Throwdown Industries LLC and Throwdown Industries Inc. issued a delayed draw note in the principle amount of $1,500,000 payable to the PIMCO Fund, an accredited investor. The note is secured by all of the borrowers’ assets, and the borrowers have the right, subject to certain terms and conditions, to increase the amount by $1,000,000, to a total of $2,500,000. The note bears interest at 14% per annum and matures on June 12, 2017. The proceeds were used to repay amounts due under the note issued to Windsor Court Holdings, LLC. The issuance was exempt under Section 4(a)(2) and/or Rule 506 of the Securities Act of 1933, as amended. On November 26, 2014, XFit Brands, Inc. became an additional obligor under such note and pledged all of its assets to secure such obligation. A replacement note was issued on this date.

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Warrants

On June 12, 2014, Throwdown Industries Holdings, LLC issued a warrant to purchase 10% of its equity at an exercise price of $1.5 million to the PIMCO Fund in consideration of the issuance of the delayed draw note payable to the PIMCO Fund in June 2014. The issuance was exempt under Section 4(a)(2) and/or Rule 506 of the Securities Act of 1933, as amended. The registrant assumed all obligations under this warrant on November 26, 2014 and on November 26, 2014, the registrant issued the PIMCO Fund a new warrant to purchase 10% of the registrant’s equity at an exercise price of $1.5 million in exchange for the warrant originally issued by Throwdown Industries Holdings, LLC, which warrant was cancelled. The issuance was exempt under Section 4(a)(2) and/or Rule 506 of the Securities Act of 1933, as amended.

ITEM 16.  EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
2.1	Contribution and Exchange Agreement dated September 26, 2014 by and among TD Legacy, LLC, a Florida limited liability company XFit Brands, Inc., a Nevada corporation, and Throwdown Industries Holdings, LLC, a Delaware limited liability company*
3.1	Articles of Incorporation of XFit Brands, Inc.*
3.2	By-Laws of XFit Brands, Inc.*
4.1	Warrant issued to the PIMCO Fund*
4.2	Assignment, Assumption and Release for warrant issued to the PIMCO Fund*
4.3	Senior Secured Fixed Rate Note dated November 26, 2014 issued to the PIMCO Fund*
4.4	2014 Stock Incentive Plan*
5.1	Opinion of Indeglia & Carney LLP
8.1	Opinion of Marilyn Barrett A Law Corporation regarding certain tax matters.
10.1	Pledge & Security Agreement dated June 12, 2014 by and among Throwdown Industries Holdings, LLC, Throwdown Industries, LLC, Throwdown Industries, Inc. and the PIMCO Fund*
10.2	Note Purchase Agreement dated June 12, 2014 by and among Throwdown Industries Holdings, LLC, Throwdown Industries, LLC, Throwdown Industries, Inc. and the PIMCO Fund*
10.3	Trademark Security Agreement dated June 12, 2014 by and among Throwdown Industries Holdings, LLC, Throwdown Industries, LLC, Throwdown Industries, Inc. and the PIMCO Fund*.
10.4	Standard Industrial/Commercial Multi-Tenant Lease dated November 22, 2013 between Don Wilson Builders and Throwdown Industries, LLC*
10.5	Exclusive Distribution and License Agreement dated April 10, 2014 with Partner Business Omportacao e Exportacao LTDA, as Licensee and Throwdown Industries Holdings, LLC*
10.6	License Agreement dated October 2, 2013 between Throwdown Industries Holdings, LLC and Dethrone Royalty Holdings, Inc.*
10.7	Joinder Agreement between XFit Brands and the PIMCO Fund*
10.8	Assumption Agreement dated November 26, 2014 between XFit Brands and the PIMCO Fund*
10.9	Equity Purchase Agreement dated December 17, 2014 between Kodiak Capital Group, LLC and XFit Brands, Inc.*
10.10	Registration Rights Agreement dated December 17, 2014 between XFit Brands, Inc. and Kodiak Capital, LLC*
21	Subsidiaries*
23.1	Consent of Accell Audit and Compliance, P.A.
23.2	Consent of Indeglia & Carney LLP (filed as part of Exhibit 5.1)
23.3	Consent of Marilyn Barrett A Law Corporation (filed as part of Exhibit 5.1)

*Previously filed

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ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(4)    Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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i.      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned on January 29, 2015.

XFIT BRANDS, INC.

By:	/s/ David E. Vautrin
David E. Vautrin
Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signatures	Title	Date

/s/David E. Vautrin	President, Chief Executive Officer,	January 29, 2015
David E. Vautrin	Treasurer and Director
(Principal Executive Officer)

*	President and Director	January 29, 2015
Charles E. Joiner

*	Chief Financial Officer	January 29, 2015
Robert Miranda	(Principal Financial and Accounting Officer)

*	Chief Business Development Officer and Director	January 29, 2015
Kevin Hirsch, MD

*	Director	January 29, 2015
Brent D Willis

*By:	/s/David E. Vautrin
David E. Vautrin
Attorney-in-fact

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